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                                                                 Exhibit 10.3

                                                               EXECUTION COPY

                              AGREEMENT OF SUBLEASE

                                 by and between

                          TRUSTEES OF BOSTON UNIVERSITY

                                       and


                            COMBINATORX, INCORPORATED

                          Dated as of January 25, 2001

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                                TABLE OF CONTENTS

SECTION                                                                       PAGE
1.    DESCRIPTION OF THE SUBLEASE PREMISES.....................................2

      1.1   Sublease Premises..................................................2
      1.2   Appurtenant Rights.................................................2
      1.3   Exclusions and Reservations........................................2

2.    TERM OF LEASE............................................................2

      2.1   Habendum...........................................................2
      2.1   Term Commencement Date.............................................2
      2.3   Parking............................................................3
      2.4   Option to Extend Term..............................................4
      2.5   Fair Market Rent...................................................5

3.    CONSTRUCTION.............................................................6

      3.1   Initial Construction...............................................6
      3.1A. Approval and Removal...............................................7
      3.1B. Decommission.......................................................8
      3.2   Preparation of Premises for Occupancy..............................8
      3.3   General Provisions Applicable to Construction......................9
      3.4   Force Majeure Delays...............................................9
      3.5   Tenant Delays......................................................9
      3.6   Access During Construction........................................10
      3.7   Signage...........................................................11

4.    USE OF THE SUBLEASE PREMISES............................................11

      4.1   Permitted Uses....................................................11
      4.2   Prohibited Uses...................................................12
      4.3   Licenses and Permits..............................................13
      4.4   Equipment.........................................................13
      4.5   Access............................................................13
      4.6   Extra Hazardous Use...............................................13

5.    RENT; UTILITIES.........................................................14

      5.1   Yearly Fixed Rent.................................................14
      5.2   Additional Rent...................................................15
      5.2A  Tax and Tax Fund Payments.........................................17
      5.3   Utilities.........................................................19
      5.4   Interruption or Curtailment of Services...........................20
      5.5   Payment to Mortgagee..............................................21
      5.6   Utility Deregulation..............................................21
      5.7   HVAC Services.....................................................21
      5.8   Sublessor Services................................................22
      5.9   Additional Rent...................................................23

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
6.    CHANGES OR ALTERATIONS BY SUBLESSOR.....................................23

7.    FIXTURES, EQUIPMENT AND IMPROVEMENTS REMOVAL BY SUBLESSEE...............24

8.    ALTERATIONS AND IMPROVEMENTS BY SUBLESSEE...............................24

9.    SUBLESSOR'S CONTRACTORS - MECHANICS' AND OTHER LIENS -
      STANDARD OF SUBLESSEE'S PERFORMANCE - COMPLIANCE WITH
      LAWS....................................................................25

10.   REPAIRS AND SECURITY BY SUBLESSEE.......................................26

11.   INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION.................27

      11.1  Insurance.........................................................27
      11.2  Certificates of Insurance.........................................27
      11.3  General...........................................................28
      11.4  Property of Sublessee.............................................28
      11.4A Release and Waiver of Subrogation.................................29
      11.5  Bursting of Pipes, etc............................................29
      11.6  Repairs and Alterations - No Diminution of Rental Value...........29
      11.7  Sublessor's Insurance.............................................29

12.   ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.................................30

13.   MISCELLANEOUS COVENANTS.................................................33

      13.1  Rules and Regulations.............................................33
      13.2  Access to Premises - Shoring......................................33
      13.3  Accidents to Sanitary and other Systems...........................34
      13.4  Signs, Blinds and Drapes..........................................34
      13.5  Estoppel Certificate..............................................34
      13.6  Prohibited Items..................................................34
      13.7  Requirements of Law - Fines and Penalties.........................35
      13.8  Sublessee's Acts - Effects on Insurance...........................35
      13.9  Authority.........................................................35
      13.10 Miscellaneous.....................................................36
      13A.  SUBLESSOR REPRESENTATIONS.........................................36

14.   DAMAGE BY FIRE AND CONDEMNATION.........................................36

      14A.  DAMAGE BY FIRE....................................................36
      14B.  CONDEMNATION......................................................38

15.   DEFAULT AND ENFORCEMENT.................................................39

      15.1  Conditions of Limitation - Re-entry - Termination.................39
      15.2  Damages - Assignment for Benefit of Creditors.....................40
      15.3  Damages - Termination.............................................41
      15.4  Fees and Expenses.................................................42

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
      15.5  Sublessor's Remedies Not Exclusive................................42
      15.6  Grace Period......................................................42

16.   END OF TERM - ABANDONED PROPERTY; HOLDOVER..............................43

17.   SUBLEASE SUBORDINATE; SUBORDINATION TO AND INCORPORATION
      OF TERMS OF MAIN LEASE..................................................44

18.   QUIET ENJOYMENT.........................................................45

19.   ENVIRONMENTAL INDEMNITY.................................................45

20.   ENTIRE AGREEMENT - WAIVER - SURRENDER...................................46

      20.1  Entire Agreement..................................................46
      20.2  Waiver............................................................46
      20.3  Surrender.........................................................47

21.   INABILITY TO PERFORM - EXCULPATORY CLAUSE...............................47

23.   PARTIES BOUND - SEIZIN OF TITLE.........................................49

24.   SUBLESSEE EFFORTS REGARDING MINORITY PARTICIPATION......................49

25.   MISCELLANEOUS...........................................................50

      25.1  Separability .....................................................50
      25.2  Captions..........................................................50
      25.3  Broker............................................................50
      25.4  Governing Law.....................................................50
      25.5  Time of the Essence...............................................50
      25.6  Notice of Sublease................................................50
      25.7  Transfer..........................................................51
      25.8  Financial Capability..............................................51
      25.9  Notice to Mortgagee...............................................51
      25.10 Attorneys' Fees...................................................51
      25.11 Security Deposit..................................................51
      25.11ALetter of Credit..................................................52
      25.12 Option............................................................53

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                              SCHEDULE OF EXHIBITS

EXHIBIT A     The Legal Description of the Lot

EXHIBIT B     Plan of Sublease Premises

EXHIBIT C     Confirmation of Term Commencement Date and Rentable Square Footage

EXHIBIT D     Parking Map

EXHIBIT E     Work Letter Agreement

EXHIBIT F     Environmental Report

EXHIBIT G     First Source Agreement

EXHIBIT H     Agreement Regarding Nondisturbance. Attornment and Other Matters

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                              AGREEMENT OF SUBLEASE

     This Agreement of Sublease ("Sublease") dated as of the 25 day of January, 2001 by and between Trustees of Boston University, a Massachusetts non-profit educational corporation with an address at 715 Albany Street, Boston, Massachusetts 02118 ("Sublessor"), and CombinatoRx Incorporated, a Delaware corporation with an address at _________________________ ("Sublessee").

                                WITNESSETH THAT:

     WHEREAS, 650 Albany Street, LLC is the tenant under a certain Master Lease dated as of June 30, 2000, between Ronald E. Bartlett and Kenneth G. Condon, as Trustees of 650 Albany Street Medical Realty Trust, a Massachusetts nominee trust under declaration of trust dated June 24, 1998, recorded with Suffolk Registry of Deeds in Book 22655, Page 57, as landlord and 650 Albany Street, LLC, as tenant (as amended or supplemented from time to time, the "Master Lease"), a memorandum of which is recorded in the Suffolk County Registry of Deeds, with respect to certain property located at 650 Albany Street, Boston, Massachusetts 02118;

     WHEREAS, pursuant to an Agreement of Lease dated as of June 26, 1998 between Richard Moed and Kenneth G. Condon, as Trustees of 650 Albany Street Medical Realty Trust, as landlord (the "Trust"), and Trustees of Boston University, as tenant (the "Main Lease"), the Trust leased to Sublessor, as tenant, approximately 69,161.72 rentable square feet of space (the "Main Premises") located on the ground, second and third floors and portions of other floors contained in the building to be known and numbered as 650 Albany Street, Boston, Massachusetts 02118 (BioSquare, Building "C") (the "Building"), located on a lot, the legal description of which lot is attached hereto as EXHIBIT A (the "Lot" or "Property");

     WHEREAS, the interest of the Trust, as landlord, in the Main Lease has been assigned to 650 Albany Street, LLC pursuant to that certain Assignment of Lease dated as of June 30, 2000;

     WHEREAS, the Trust and 650 Albany Street, LLC are referred to collectively herein as "Landlord"; and

     WHEREAS, Sublessor has agreed to sublease approximately 7,492 rentable square feet of the Main Premises, which space is located on floor three (3) of the Building and as shown on EXHIBIT B attached hereto (the "Sublease Premises"), to Sublessee on the terms stated herein;

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

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1.   DESCRIPTION OF THE SUBLEASE PREMISES

     1.1 SUBLEASE PREMISES. Sublessor hereby leases to Sublessee and Sublessee hereby hires from Sublessor the Sublease Premises as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Sublessor hereinafter reserved.

     1.2 APPURTENANT RIGHTS. Sublessee shall have, as appurtenant to the Sublease Premises, rights to use in common with Sublessor and Landlord and other occupants of the Building, subject to reasonable and uniform rules (as more particularly described in Section 13.1 hereof), from time to time made by Landlord or Sublessor of which Sublessee is given notice, those common roadways, walkways, elevators, lobbies, hallways and stairways necessary or convenient for access to that portion of the Building occupied by the Sublease Premises.

     1.3 EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the Sublease Premises except the inner surfaces thereof, any balconies, terraces or roofs adjacent to the Sublease Premises, and any space in or adjacent to the Sublease Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, ducts, electric or other utilities, telecommunications equipment or other Building facilities, and the use thereof, as well as the right of access through the Sublease Premises for the purpose of operation, maintenance and repair, are expressly reserved by Sublessor and Landlord. The rentable square footage of the Sublease Premises shall be measured according to BOMA standards and shall be confirmed and verified by the Sublessor's architect for the Building in consultation with Sublessee's space planner. The square footage of the Sublease Premises as determined in accordance with the foregoing sentence shall be binding on Sublessor and Sublessee. Sublessor and Sublessee agree to sign a certificate in the form attached hereto as EXHIBIT C verifying the square footage of the Sublease Premises in Paragraph 1.1 hereof. Failure of either Sublessor or Sublessee to remeasure the Sublease Premises, on or before thirty
(30) days after the Term Commencement Date (as hereinafter defined), shall be deemed a waiver by such party as to its right to remeasure and accordingly, if the parties do not remeasure the Sublease Premises, the parties agree to bound by the measurements as set forth herein.

2.   TERM OF LEASE

     2.1 HABENDUM. To have and to hold the Sublease Premises for a term of five (5) years commencing on the Term Commencement Date (as hereinafter defined) and ending on the day immediately prior to the fifth anniversary thereof (the "Term of this Sublease" or "Original Term"), or on such earlier date upon which said Term may expire or be cancelled or be terminated pursuant to any of the conditions of limitation or other provisions of this Sublease or pursuant to law (which date for the expiration, cancellation or termination of the Term hereof shall hereafter be called the "Termination Date").

     2.2 TERM COMMENCEMENT DATE. The Term Commencement Date shall be the earlier of (a) the date on which the Sublease Premises are deemed ready for occupancy as

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provided in Section 3.2 or (b) the date on which Sublessee occupies all or any part of the Sublease Premises.

     2.3 PARKING. Sublessee, on the following terms and conditions, shall have the license to use and Sublessor shall deliver parking permits ("parking permits") to Sublessee for the use of up to, but in no event at any time during the Term of this Sublease, more than fourteen (14) non-reserved parking spaces in the surface parking lots and garages serving Boston University Medical Center, as designated from time to time by Sublessor during the Term of this Sublease. During the Term, the non-reserved parking spaces shall be located in the parking garage ("Parking Facility") as shown on the Parking Map, a copy of which is attached hereto as EXHIBIT D. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis. Sublessee acknowledges that Landlord shall have the right to operate the Parking Facility through the use of valet parking. Sublessee shall have the right to irrevocably relinquish said parking permits during the Term provided Sublessee gives Sublessor not less than thirty (30) days prior written notice of the number of parking permits Sublessee elects to relinquish and the date upon which Sublessee shall irrevocably relinquish any parking permit(s), which date of relinquishment shall always occur on the last day of a month. Notwithstanding anything to the contrary contained herein, if at any time during the Term, the parking spaces in the Parking Facility are unavailable due to any condition including without limitation Force Majeure events, casualty and/or temporary repairs. Sublessor shall make available to Sublessee non-reserved parking spaces in any of the other parking areas shown on the Parking Map.

     The use of the parking spaces shall be on the following terms and conditions:

               a. Sublessee shall pay Sublessor rent for each parking permit ("Parking Rent") per month in an amount equal to market rate rent announced by Sublessor from time to time. The Parking Rent on the Term Commencement Date shall be $175 per parking permit.

               b. Sublessor and Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility or other areas therein are locked or otherwise secured against entry or liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that the use of the Parking Facility and the use of the parking spaces shall be at the sole risk of Sublessee and its employees.

               c. Sublessor and Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Parking Facility, the parking permits, the parking spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and

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                   direction of parking and the like, which rules and
                   regulations and any additions and amendments thereto Sublessor shall use reasonable efforts to apply to all users of the Parking Facility. Sublessee shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

               d. Except for emergency repairs, Sublessee and its employees shall not perform any work on any automobiles while located in the Parking Facility.

               e. Landlord shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvement to the Parking Facility.

               f. Except in connection with an approved assignment of the Sublease or an approved subletting of all or a portion of the Sublease Premises, in accordance with the terms hereof, Sublessee shall not transfer, assign or sublease any of the parking permits (including without limitation parking access cards and/or keys). Sublessor shall have the right to terminate these parking permits with respect to any parking permits that Sublessee desires to transfer, sublet or assign in violation of the foregoing sentence.

               g. Sublessor may elect to provide parking cards or keys to control access to the Parking Facility. In such event, Sublessor shall provide Sublessee with one card or key for each parking permit that Sublessee is using hereunder, provided that Sublessor shall have the right to require Sublessee or its employees to place a reasonable deposit on such access cards or keys and to pay a reasonable fee for any lost or damaged cards or keys.

               h. Sublessee shall pay to Sublessor, without any set-off or deduction, all payments of Parking Rent in advance on or before the first day of each calendar month during the Term of this Sublease.

     2.4 OPTION TO EXTEND TERM So long as Sublessee is not, on the date upon which the Sublessee exercises the extension option and at the commencement of the extension period, in default under the provisions of this Sublease beyond the applicable grace period set forth herein, if any, Sublessee may extend the Term of this Sublease for one period of five years (referred to herein as the "extension period"), by giving notice to Sublessor of its election to extend at least twelve months in advance of the commencement of the extension period. Prior to the exercise by Sublessee of such option, the expression "Term" shall mean the original five-year term, and after the exercise by Sublessee of any such option, the expression "Term" shall mean the Original Term as it may have then been extended. Except as otherwise hereinafter set forth, all terms and conditions of this Sublease shall remain in

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full force and effect with respect to the extension period. If Sublessee shall give notice of its exercise of such option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Sublessor or Sublessee.

     With respect to the extension period, (i) the Yearly Fixed Rent, as defined in Section 5.1 hereof, payable during such extension period shall be the fair market rent as of the commencement of such extension period determined in accordance with the provisions of Section 2.5 hereof, (ii) the Additional Rent, as defined in Section 5.2 hereof, payable during such extension period shall be adjusted to reflect Sublessee's pro rata share of all such Additional Rent then incurred by Sublessor in the operation and maintenance of the Building and the Lot based on the rentable square footage of the Sublease Premises in relation to the rentable square footage of the Building ("Sublessee's Proportionate Share") and (iii) Parking Rent, as defined in Section 2.3 hereof, payable during such extension period shall be the fair market rent as of the commencement of the extension period. In addition to the foregoing, with respect to the extension period, Sublessee shall continue to pay Additional Rent for Taxes, as defined in
Section 5.2A hereof, all utility expenses as set forth herein and any other costs and expenses set forth herein.

     2.5 FAIR MARKET RENT "Fair market rent" shall mean the fair market rent for the subject space as of the commencement of the period in question under market conditions then existing. Fair market rent shall be determined by agreement between Sublessor and Sublessee or their representatives, but if Sublessor and Sublessee are unable to agree upon the fair market rent at least ten months prior to the date upon which the fair market rent is to take effect, then the fair market rent shall be determined by appraisal made as hereinafter provided by a board of three reputable independent MAI certified real estate appraisers, each of whom shall have at least ten years of experience in the appraisal of research and office space in the metropolitan Boston area. Sublessee and Sublessor shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Sublessee and Sublessor shall be borne by the party who appoint the appraiser. The cost and expenses of the third appraiser shall be shared equally by Sublessee and Sublessor. Sublessor and Sublessee shall appoint their respective appraisers at least nine months prior to the commencement of the period for which fair market rent is to be determined and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser at least eight months prior to the commencement of such period and shall designate such appraiser by notice to Sublessor and Sublessee. The board of three appraisers shall determine the fair market rent of the space in question as of the commencement of the period to which the fair market rent shall apply, which determination shall include the value of the Sublease Improvements (as defined in Section 3.1 hereof). The appraisers shall notify Sublessor and Sublessee of their determinations at least seven months prior to the commencement of such period. If the determinations of the fair market rent of any two or all three of the appraisers shall be identical in amount, said amount shall be deemed to be the fair market rent of the subject space. If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the fair market rent. The fair market rent of the subject space determined in

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accordance with the provisions of this Section shall be binding and conclusive on Sublessor and Sublessee. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said ten-day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the fair market rent shall be binding and conclusive upon Sublessee and Sublessor.

     Judgment on the determination made under the foregoing provision may be entered in any court of competent jurisdiction pursuant to the provisions of
Section 14 of Chapter 251 of the General Laws of Massachusetts.

     Notwithstanding anything contained in this Section 2.5 or anywhere else in this Sublease to the contrary, in no event shall the Yearly Fixed Rent for the extension term be less than $46.00 per rentable square foot of the Sublease Premises per annum for the extension period.

3.   CONSTRUCTION

     3.1 INITIAL CONSTRUCTION. Sublessor shall perform or cause Landlord to perform the Sublease improvements as described in the Work Letter Agreement attached hereto as EXHIBIT E (which Work Letter is hereby incorporated herein and made a part hereof). Sublessor shall provide Sublessee with a tenant allowance in the amount equal to the number of rentable square feet in the Sublease Premises times $70.00, which equals $524,440.00 (the "Tenant Allowance"). The Tenant Allowance shall be used for those costs incurred in connection with the Sublease Improvements and approved by Sublessor (the "Approved Sublessee Costs") and shall be disbursed in accordance with the provisions of this Sublease. Approved Sublessee Costs may include the following costs: the cost of preparing the Complete Plans (as hereinafter defined); Sublessee's share of the Sublessor's cost of constructing common area walls and corridor serving the third floor (which share is approximately $11,071.00); Sublessee's share of the cost of the emergency generator as further described in Exhibit E attached hereto; and the cost of constructing the Sublease Improvements (as hereinafter defined), including architectural, contracting and engineering fees associated with the Sublease Improvements. Sublessor shall cooperate with, and shall use reasonable efforts to cause its architect and engineer to cooperate with, Sublessee's architect and engineer in connection with the preparation of Sublessee's construction drawings and specifications for the Sublease Improvements. Sublessee shall cooperate with, and shall use reasonable efforts to cause any architects, engineers and construction consultants retained by Sublessee to cooperate with, Sublessor's contractor, engineer, architects and subcontractors in connection with the construction of the Sublease Improvements and Base Building Work (as hereinafter defined). No later than February 28, 2001, time being of the essence, Sublessee shall provide to Sublessor for approval complete sets of construction drawings and specifications for the Sublease Improvements (the "Complete Plans") prepared at Sublessee's expense by (a) Sublessor's architect or an

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architect approved by Sublessor and (b) Sublessor's engineer or an engineer approved by Sublessor. The Complete Plans shall include but not be limited to:

     a.  Furniture and Equipment Layout Plans
     b.  Dimensioned Partition Plans
     c.  Dimensioned Electrical and Telephone Outlet Plans
     d.  Reflected Ceiling Plans
     e.  Door and Hardware Schedules
     f.  Room Finish Schedules including wall, carpet and floor tile colors
     g.  Electrical, mechanical, plumbing and structural engineering plans
     h. All necessary construction details and specifications for work not otherwise specified.

     Sublessor and Sublessee shall initial the Complete Plans after the same have been submitted by Sublessee and approved by Sublessor.

     All of Sublessee's construction, installation of furnishing, telephone outlets and equipment, and later changes or additions to the Complete Plans shall be reasonably coordinated with any work being performed by Sublessor in such manner as to maintain harmonious labor relations and not to damage the Building or the Lot or to interfere unreasonably with Building operations. Except for the installation of furnishings and equipment and telephone data, wiring, infrastructure and network which may be installed by various vendors (subject to the reasonable approval of Sublessor provided Sublessee delivers to Sublessor written notice prior to the commencement of any such installation work specifying the name of such vendors), all at Sublessee's expense, all worked described in the Complete Plans (the "Sublease Improvements") shall be performed by a contractor (the "Contractor") of Sublessor's choice and at Sublessee's expense.

     3.1A.  APPROVAL AND REMOVAL.

     Notwithstanding the foregoing, Sublessor shall not approve any construction, alterations, or additions (whether such construction, alterations or additions occur prior to or after the Term Commencement Date) requiring unusual expense to readapt the Sublease Premises to office, research and development use consistent with that of other comparable buildings in Boston on the Termination Date or increasing the cost of construction, insurance or taxes on the Building or of Sublessor's services called for in this Sublease unless Sublessee first gives assurances acceptable to Sublessor that such readaptation shall be made prior to the Termination Date without expense to Sublessor and makes provisions acceptable to Sublessor for payment of any such increased costs attributable to such construction, alterations and additions. Except as otherwise provided herein, all alterations and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Sublessee on termination of this Sublease, or shall be removed or left at Sublessee's election.

     To the extent any furnitures, trade fixtures and equipment are paid out of Sublessee's own funds (and not paid out of any portion of the Tenant Allowance), Sublessee shall be

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entitled to remove such furnitures, trade fixtures and equipment prior to the
Termination Date in accordance with the terms of this Sublease. With respect to any alteration or addition made to the Sublease Premises after the Term Commencement Date, which alteration or addition is made to replace, restore and/or substitute an improvement constituting a portion of the Sublease Improvements on the Term Commencement Date (or any replacement thereof), all such alterations and/or additions shall remain part of the Building on the Termination Date unless otherwise agreed to in writing by the parties hereto. If such alteration and/or addition is not any such substitute, replacement or restoration, Sublessee shall be entitled to remove such alteration or addition in accordance with the terms of this Sublease on or prior to the Termination Date. To the extent that any building systems are altered in order to accommodate any such alteration or addition, all such building systems and improvements thereto shall remain the property of Sublessor on the Termination Date.

     3.1B. DECOMMISSION. For purposes of this Section 3.1B, the term "decommission" means (i) assessing all portions of the Sublease Premises where radioactive materials were used or stored at any time during the Term hereof (such portions to include, without limitation, walls, hot sinks, benchtops and hoods) for radioactive contamination limits and (ii) clearing all such portions that exceed acceptable contamination limits of radioactive contamination, in accordance with all applicable laws. At least one hundred twenty (120) days prior to the Termination Date, Sublessee shall provide Sublessor with a written proposed decommission plan, which shall contain (i) the name, address and telephone number of the contractor engaged by Sublessee to effectuate the decommission, (ii) the cost of the decommission, (iii) a time sequence for the decommission and (iv) Sublessee's covenant to complete the decommission prior to the Termination Date. If Sublessee does not timely provide Sublessor a satisfactory decommission plan, then Sublessor, in addition to all other rights and remedies it has hereunder or at law or in equity, any, but shall not be obligated to, undertake the decommission on the Sublessee's behalf and at the Sublessee's cost and expense, in accordance with Section 15.4 hereof. Sublessee hereby agrees to decommission the Sublease Premises prior to the Termination Date in accordance with the decommission plan approved by the Sublessor and in accordance with all applicable laws, without any expense to Sublessor.

     3.2 PREPARATION OF PREMISES FOR OCCUPANCY. Sublessor agrees to use reasonable efforts to have the Sublease Premises ready for occupancy on or about June 30, 2001which date shall, however, be extended for a period equal to that of any delays due to Tenant Delays (as hereinafter defined) and Force Majeure Delays (as hereinafter defined). The Sublease Premises shall be deemed ready for occupancy on the date on which (a) the Sublease Improvements are ready for occupancy as certified by Sublessor's architect with the exception of minor items which can be completed without material interference with Sublessee and other items which because of the season or weather or the nature of the item are not practicable to do at the time and (b) a Certificate of Occupancy (temporary, conditional or otherwise) has been issued for the Sublease Premises (the "Completion Date"). Notwithstanding the foregoing, if Sublessor is unable to complete construction of the Sublease Premises due to a Tenant Delay /or Force Majeure Delay, then the Sublease

Premises shall be deemed ready for occupancy on the date on which they are actually made available to Sublessee.

     To the extent that any certificate of occupancy delivered in connection with the Sublease Premises is conditional or temporary in nature, Sublessor agrees to obtain a permanent certificate of occupancy for the Building or the Sublease Premises, as the case may be, with all reasonable due diligence and in all events prior to the expiration of the temporary or conditional certificate of occupancy.

     3.3 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION. All construction work required or permitted by this Sublease, whether by Sublessor or Sublessee, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Sublessor's obligations under Section 3.1 shall be deemed to have been performed when Sublessee commences to occupy any portion of the Sublease Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Sublessee shall in either case have given written notice to Sublessor within sixty (60) days after the Term Commencement Date. Failure to so notify Sublessor shall be deemed a waiver by Sublessee of any incomplete or nonconforming items by Sublessor.

     3.4 FORCE MAJEURE DELAYS. "Force Majeure Delays" shall include delays incurred on account of or resulting from lack of, unusual scarcity or inability to obtain labor, supplies and materials (other than because of lack of funds); strikes; riots; acts of God; weather and storm conditions; war; state of emergency; casualty; eminent domain; governmental laws, regulations or restrictions of any agencies, boards, authorities or the like; delays by any such agencies, boards, authorities, or the like in granting, issuing or delivering any permits, licenses, variances, approvals, consents, or the like regarding the Sublease Premises, the Building and the Lot; any cause described in Section 21 hereof; and any other cause whatsoever that is beyond the reasonable control of Sublessor or Landlord (other than because of lack of funds). Except as specifically provided herein to the contrary, whenever a period of time is herein prescribed for the taking of any action by Sublessor, Sublessor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

     3.5 TENANT DELAYS. Whenever a period of time is herein prescribed for the taking of any action by Sublessor, during the period commencing on the execution date of this Sublease and ending on the Term Commencement Date, Sublessor shall not be responsible for or liable, and there shall be excluded from the computation of such period of time any of the following delays (a "Tenant Delay"):

            a. Sublessee's failure to furnish information or deliver plans in accordance with this Sublease including Section 3.1 hereof or the Work Letter Agreement or to respond to any request by Sublessor for any approval or information within any time period prescribed, or if on time period is prescribed, then within five (5) business days of such request; or

            b. Sublessee's insistence on materials, finishes or installations that have long lead times after having first been informed by Sublessor that such materials, finishes or installations will cause a delay; or

            c. Changes in any plans and specifications requested by Sublessee that delays Sublessor in the completion of the Sublease Improvements or Base Building Work; or

            d. The performance or nonperformance by a person or entity employed by Sublessee in the completion of any work in the Sublease Premises (all such work and such persons or entities being subject to the prior approval of Sublessor); or

            e. Any request by Sublessee for changes to the Sublease Improvements that actually delay Sublessor in the completion of any of the Sublease Improvements or Base Building Work; or

            f. Any breach or default by Sublessee in the performance of Sublessee's obligations under this Sublease that delays Sublessor in the completion of any of the Sublease Improvements or Base Building Work; or

            g. Any delay resulting from Sublessee's access to the Sublease Premises or having taken possession of the Sublease Premises for any reason prior to substantial completion of the Sublease Improvements or Base Building Work. For purposes of determining the Term Commencement Date, the date of Substantial Completion shall be determined in according with Section 3.2.

     All of the foregoing a through g being a "Tenant Delay" for purpose of this Sublease.

     3.6 ACCESS DURING CONSTRUCTION. During the construction of the Sublease Improvements, Sublessee shall have the right to enter the Sublease Premises for the purpose of inspecting the Sublease Improvements and thirty (30) days prior to the Term Commencement Date for the installation of Sublessee's equipment and trade fixtures. Notwithstanding the foregoing, any such inspection or installation shall be performed only upon reasonable prior notice to Sublessor and at reasonable times designated by Sublessor so as not to interfere with the performance of the Base Building Work and any work by Sublessor or Landlord and the Sublease Improvements. If Sublessee's access shall interfere with the timely completion of the Base Building Work and/or Sublease Improvements, Sublessee's right to access shall be terminated immediately.

     3.7 SIGNAGE. Sublessor shall provide, at Sublessor's sole cost and expense, or shall cause Landlord, at Landlord's sole cost and expense, to provide a standard building directory in the lobby of the Building (and on each floor leased by Sublessee) listing Sublessee as a tenant. Sublessee, at its sole cost and expense, shall have the right to install (a) custom signage identifying Sublessee on any full floor leased by Sublessee, provided that such signage is not visible from outside the Building and which cost may be funded out of the Tenant Improvement Allowance and (b) a sign on the main entry door serving the Subleased Premises, the design of which sign shall be subject to Sublessor's approval.

     Notwithstanding the foregoing, all signage installed by Sublessee shall be first class, be compatible with all design and architectural guidelines established for the Building, conform to the sign requirements for the Building as enacted from time to time for the Building, conform to all laws, ordinances and regulations including without limitation, all zoning laws and any requirements of any historic and/or Boston agencies regarding the same and be subject to the reasonable review and prior written approval of Landlord and Sublessor. It shall be Sublessee's sole responsibility to apply for and obtain all permits, licenses and governmental approvals (as may be required) for the construction of any custom signage on any floor leased by Sublessee (such custom signage being referred to as the "Sublessee Signage"). Sublessee agrees to maintain all necessary licenses and permits for the Sublessee Signage and to maintain the Sublessee Signage in good order, condition and repair at Sublessee's sole cost and expense, it being understood that Landlord and Sublessor shall have absolutely no responsibility for Sublessee Signage. Sublessee shall defend, indemnify and save Landlord and Sublessor harmless in connection with the Sublessee Signage as provided for in Section 11.3 herein. Sublessor, at no cost and expense to Sublessor, shall cooperate with Sublessee in obtaining the necessary permits, licenses and governmental approvals for Sublessee Signage. Sublessor may at its option require the Sublessee at or prior to the expiration of the Term to remove all Sublessee Signage and to repair any damage cause by such removal.

4.   USE OF THE SUBLEASE PREMISES

     4.1 PERMITTED USES. Sublessee shall during the Term of this Sublease occupy and use the Sublease Premises solely for office and biomedical research and development uses in connection with Sublessee's discovery and development of human therapeutics and research and development of drug discovery technology platform subject to Section 4.2(iii) hereof and for no other purpose. As further clarification to the preceding sentence, the term "continuously" shall mean continuous use of the Sublease Premises by the Sublessee or other occupants permitted under this Sublease for the Permitted Uses Monday through Friday from 9:00 A.M. to 5:00 P.M., subject to those normal periods of non-occupancy for vacations and federal and state holidays and subject further to non-occupancy of certain portions of the Sublease Premises due to the space needs of Sublessee from time to time, it being understood and agreed by Sublessee that it shall during the Term of the Sublease be responsible for the maintenance and operation responsibilities for the entire Sublease Premises set forth herein as Sublessee's responsibilities and for conveying to the general public the image and appearance of continued presence and full occupancy of the entire Sublease Premises. Service and utility areas (whether or not a part of the Sublease

Premises) shall be used only for the particular purpose for which they were designated. It shall be Sublessee's full responsibility to obtain all permits, licenses, conditional use permits and variances to conduct the foregoing uses in the Sublessee Premises and to the extent that such uses are not allowed as of right by all applicable laws, including, without limitation, the Boston Zoning Code, as amended from time to time excluding the certificate of occupancy (described in Section 3.2(c)), and any other certificates of occupancy (permanent or otherwise) for the Building to the extent required by law. If Sublessee shall change its use (with the permission of Sublessor), Sublessee shall be responsible for obtaining any certificate(s) of occupancy required as a result of the same.

     4.2 PROHIBITED USES. Sublessee shall not use, or suffer or permit the use of, or suffer or permit anything to be done in the Sublease Premises or the Building or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Sublease, (ii) for any unlawful purposes or in any unlawful manner, or (iii) which, in the reasonable judgment of Sublessor or Landlord shall in any way (a) impair or tend to impair the appearance or reputation of the Building, (b) impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building, or (c) occasion discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building, whether through the transmission of noise or odors or otherwise. Without limiting the generality of the foregoing, no food (except in connection with customary office vending machines, coffee service facilities and lunch room facilities set forth on the Complete Plans or other plans approved by Sublessor, provided such machines and facilities are used for and by occupants of the Sublease Premises only and their guests and further provided Sublessee pays any resulting increased costs pursuant to Section 13.8 and the other applicable provisions of this Sublease) shall be prepared or served for public or commercial consumption on or about the Sublease Premises; no intoxicating liquors or alcoholic beverages shall be sold or otherwise served to the general public on or about the Sublease Premises; no lottery tickets (even where the sale of such tickets is not illegal) shall be sold and no gambling, betting or wagering shall otherwise be permitted on or about the Sublease Premises; no combustible materials (except as disclosed to and approved by Sublessor) shall be stored or warehoused; no loitering shall be permitted on or about the Sublease Premises; and no loading or unloading of supplies or other material to or from the Sublease Premises shall be permitted on the Lot except during such hours as the Building is customarily open for business. The Sublease Premises shall be maintained by Sublessee in a sanitary condition, kept free from odors and kept free from rodents and laboratory animals of any kind and vermin.

     Sublessee shall be responsible for the proper handling and disposal of all its trash, rubbish and other wastes, and for compliance with all local, state and federal laws applicable to the storage and disposal of any such wastes. Sublessee shall also provide cleaning services to the Sublease Premises according to cleaning standards generally prevailing in first class buildings in the City of Boston and in accordance with any cleaning specifications or rules and regulations promulgated from time to time by Landlord and Sublessor.

     4.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Sublessee's business, and if the failure to secure such license or permit would in any way affect Landlord or Sublessor, Sublessee, at Sublessee's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord or Sublessor. Sublessee, at Sublessee's expense, shall at all times comply with the terms and conditions of each such license or permit.

     4.4 EQUIPMENT. Sublessee shall at all times install, maintain and operate all equipment used or located in the Sublease Premises in accordance with manufacturers' specifications and warranties.

     4.5 ACCESS. After the Term Commencement Date, Sublessee shall have access to the Building twenty-four (24) hours per day, seven (7) days per week. Sublessee agrees to use and comply with any security systems including security card systems employed by Landlord and Sublessor from time to time during the Term of this Sublease. It is Sublessor's understanding that Landlord currently provides a security desk within the Building from 6:30 a.m. until 10:30 p.m. seven days per week, it being understood by Sublessee that the provisions of a security desk and security card systems are no warranty, representations or guaranty by Landlord or Sublessor as to the safety or security of persons and property within the Building, the Sublease Premises or the Building. Notwithstanding the foregoing sentence, Sublessee shall be solely responsible for the security of all persons and property within the Sublease Premises and for access to the Sublease Premises including any security card system serving the Sublease Premises.

     4.6 EXTRA HAZARDOUS USE. Sublessee covenants and agrees that Sublessee will not do or permit anything to be done in or upon the Sublease Premises, or bring in anything or keep anything therein, which would invalidate or be in conflict with any insurance coverage maintained by or for the Sublessor with respect to the Building as set forth in Section 11 hereof or which would increase the rate of such insurance on the Sublease Premises or on the Building above the standard rate applicable to the Sublease Premises or the Building; and Sublessee further agrees that, in the event that the Sublessee shall do any of the foregoing, Sublessee shall, at Sublessor's election, cease such activity or promptly pay to Sublessor, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

     Sublessee shall not cause or permit any Hazardous Materials (as hereinafter defined) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Sublease Premises or the Building (collectively, "Hazardous Materials Activities") without first submitting to Sublessor at least sixty (60) days prior to the Term Commencement Date, a complete and comprehensive Hazardous Materials Inventory Statement listing the types and quantities of all Hazardous Materials to be used, generated, stored or disposed of, on, above under about, or transported to or from the Sublease Premises or the Building (the "Inventory"). In addition, at least sixty (60) days prior to the commencement of each subsequent lease year during the Term of this Sublease, Sublessee shall update such Inventory by adding and/or deleting Hazardous Materials from said Inventory, as appropriate, and deliver said updated Inventory indicating all Hazardous Materials then being used or to be used, generated, stored or disposed of, on, above, under, about or transported to or from the Sublease Premises or the Building. Sublessor shall have the right to disapprove of any Hazardous Materials listed on such Inventories if Sublessor is of the opinion that the use, generation, storage or disposal or transportation of such Hazardous Materials will violate any applicable Regulations (as hereinafter defined) or will jeopardize human health, safety or the environment. If Sublessor consents to any such Hazardous Materials Activities, the Sublessee shall conduct them in strict compliance (at Sublessee's expense) with all applicable Regulations and using all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. In no event shall Sublessor ever be liable to Sublessee for any loss, costs, expenses, claims, damage or liability arising out of any Hazardous Materials Activities on the Sublease Premises by or at the direction of the Sublessee, whether or not such Hazardous Materials Activities were consented to by Sublessor. Sublessee shall indemnify, defend with experienced and competent counsel, and hold Sublessor harmless from and against any and all loss, costs, expenses, claims, damages or liabilities arising out of all Hazardous Materials Activities on the Sublease Premises, whether or not consented to by Sublessor which obligation shall survive the termination of this Sublease. If Sublessor consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Sublease Premises, Sublessee shall provide Sublessor with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Sublessee shall also provide Sublessor with a copy of a Hazardous Materials inventory statement, a Material Safety Data Sheet and any similar document required by any applicable Regulations, and any update filed in accordance with any applicable Regulations, and shall deliver the same to Sublessor within ten (10) days of said filing. If Sublessee's activities violate any Regulations or cause a spill, discharge, release or exposure to any persons or property in violation of applicable law, Sublessee shall cease such activities immediately. Sublessee shall immediately notify Sublessor both by telephone and in writing of any such spill, discharge, release or exposure of Hazardous Materials or of any condition constituting or posing an "imminent hazard" under any Regulations. Sublessor and Sublessor's representatives and employees may enter the Sublease Premises at any time during the Term to inspect the Sublessee's compliance herewith, and any disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction.

     Sublessee shall undertake no environmental testing of the Property without Sublessor's consent, which consent may be withheld in the Sublessor's sole discretion. The provisions of this Section 4.6 shall survive the expiration or earlier termination of this Sublease.

5.   RENT; UTILITIES

     5.1 YEARLY FIXED RENT. Commencing with the Term Commencement Date Sublessee shall pay to Sublessor, without any set-off or deduction, at Sublessor's office, or to such other person or at such other place as Sublessor may designate by notice to Sublessee, the Yearly Fixed Rent. The Yearly Fixed Rent shall be paid in equal monthly installments in advance on or before the first day of each calendar month during the Term of this Sublease and shall be apportioned for any fraction of a month in which the Term Commencement Date or the last day of the Term of this Sublease may fall. For purposes of this Sublease, "Yearly Fixed Rent" shall equal $344,632.00 ($46.00 per rentable square foot) for each lease year of the Term. For purposes of this Sublease, the first lease year shall include the first twelve (12) calendar months of the Term, together with any partial month at the beginning of the Term. Successive lease years shall be comprised of succeeding periods of twelve (12) calendar months. Simultaneously with the execution of this Sublease, Sublessee shall deliver to Sublessor the first monthly installment of Yearly Fixed Rent.

     5.2 ADDITIONAL RENT. Commencing with the Term Commencement Date, Sublessee shall pay to Sublessor without any set-off or deduction, at Sublessor's office, or to such other person or at such other place as Sublessor may designate by notice to Sublessee, the Additional Rent (as defined below). The Additional Rent shall be paid in equal monthly installments in advance on or before the first day of each calendar month during the Term of this Sublease based upon a statement of Sublessor's good faith estimate of Additional Rent with respect to Operating Expenses provided by Sublessor to Sublessee at least thirty (30) days prior to the first day of each Building fiscal year (as hereinafter defined) (the "Estimated Expense Statement"). Payments of Additional Rent shall be apportioned for any fraction of a month occurring during the Term in which the Term Commencement Date or the last day of the Term of the Sublease may fall. Sublessor, in good faith, shall have the right to provide adjusted Estimated Expense Statements during any Building fiscal year and in the event Sublessor fails to provide an Estimated Expense Statement thirty (30) days prior to the commencement of any given Building fiscal year, Sublessee shall continue to pay Additional Rent based upon the immediately preceding Estimated Expense Statement until such time as Sublessor provides Sublessee with a new Estimated Expense Statement.

     Within six (6) months after the last day of each Building's fiscal year during the Term of this Sublease, Sublessor shall furnish Sublessee with a statement of actual Additional Rent for such Building fiscal year with respect to Operating Expenses certified by an officer of Sublessor (the "Actual Expense Statement"). In the event the Actual Expense Statement shows that there exists a deficiency between the Additional Rent which was due by Sublessee and the actual Additional Rent paid by Sublessee, Sublessee shall pay such deficiency to Sublessor within thirty (30) days of receipt of such Actual Expense Statement. In the event the Actual Expense Statement shows that an overpayment of Additional Rent has been made by Sublessee then Sublessor shall credit the next installments of Additional Rent due hereunder, or, in the event there is no such Additional Rent due, Sublessor shall return such overpayment to Sublessee within thirty (30) days of receipt of Sublessee's written notice requesting same.

     For purpose of this Sublease, "Operating Expenses" for any given Building fiscal year shall equal the product of (a) Sublessee's Proportionate Share (as defined in Section 2.4 hereof) times (b) all costs and expenses incurred annually by Landlord and Sublessor in the operation and maintenance of the Building and the Lot in accordance with generally accepted operational and maintenance procedures consistent with the management of comparable office and research/development buildings in the greater Boston area that are commonly utilized by Boston University in other buildings in the Boston University

Medical Campus, as determined in accordance with GAAP, including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) insurance, all insurance deductibles, license fees, security, janitorial service, landscaping, and snow removal, (2) wages, salaries, management fees (whether managed by Landlord, Sublessor, and/or a third party, or a combination of the foregoing), employee benefits, payroll taxes, onsite office expenses, administrative and auditing expenses, and equipment and materials for the operation, management, maintenance of the Building and Lot, (3) any capital expenditures (amortized, with interest at a rate equal to the prime rate from time to time (as published by The Wall Street Journal) plus one percent (1%), over its estimated useful life according to
GAAP) made by Landlord or Sublessor for the purpose of reducing operating expenses or complying with any governmental requirement enacted after the Term Commencement Date and any capital expenditures (amortized as set forth herein) associated with replacement of equipment or structural items, (4) the furnishing of heat, air conditioning, utilities, and any other service (specifically excluding any service to the extent to which Sublessor or Landlord is entitled to special reimbursement by individual tenants and specifically excluding electricity which is separately metered or submetered and which Sublessee pays directly to the public utility providing same or to Sublessor), (5) the furnishing of the repairs and other services, and (6) data processing charges reasonably allocable to the Building.

     Notwithstanding anything to the contrary contained herein, the following shall be excluded from Additional Rent: (1) wages, salaries, or other compensation or benefits paid to any persons above the grade of Building manager (or equivalent position); (2) debt service; (3) expenses of redecorating and renovating space for new or existing tenants or for tenants renewing their leases; (4) legal and accounting fees relating to (A) disputes with occupants of the Building, or (B) disputes with purchasers, prospective purchasers, mortgages or prospective mortgagees, or (C) negotiations of leases, contracts of sale or mortgages; (5) brokerage commissions; (6) any rent under any ground or underlying lease (including, without limitation, the Main Lease); (7) any fines or penalties incurred due to violations by Landlord, Sublessor or any tenant or other occupant of the Building of any law; (8) any amount incurred to a company or other entity affiliated with Landlord or Sublessor to the extent the same exceeds the amount which would have been incurred on a fair market basis in the absence of such affiliation; (9) any interest, fines or penalties incurred resulting from late payment by Landlord or Sublessor of any operating expense;
(10) costs incurred in connection with the removal, encapsulation or other treatment of any Hazardous Materials (as defined below) not caused by Sublessee (except to the extent expressly permitted under this Section 5.2); (11) any amounts incurred for repairs or other work occasioned by fire, windstorm, or other casualty (only to the extent Sublessor is reimbursed by insurance or would have been reimbursed by insurance had Sublessor maintained the insurance it is required to maintain under this Sublease) and specifically excluding the amount of any deductibles); and (12) any costs incurred for cleaning or janitorial services, utilities or other services if provided to one or more occupants of the Building but not required by this Sublease to be provided to Sublessee without separate charge.

     Sublessee shall have the right to inspect, copy and audit those portions of Sublessor's and Landlord's book and records with respect to Operating Expenses. Sublessee shall give Sublessor notice of the exercise of its inspection and audit right hereunder with respect to any immediately preceding Building fiscal year no later than sixty (60) days after receipt from Sublessor of the Actual Expense Statement for such Building fiscal year. Sublessor shall, within ninety
(90) days of receipt of Sublessee's written request hereunder, make available or shall cause Landlord to make available such books and records. If Sublessee disputes the correctness of any Actual Expense Statement and Sublessor and Sublessee disputes the correctness of any Actual Expense Statement and Sublessor and Sublessee cannot resolve such dispute within thirty (30) days after such dispute arises, then either Sublessor or Sublessee may require that such dispute be resolved by a certified public accounting firm designated by the American Arbitration Association (or any successor thereto), whose decision shall be binding on Sublessee and Sublessor and whose cost shall be paid by the nonprevailing party. If the dispute shall be determined in Sublessee's favor, then Sublessor, within thirty (30) after the determination, shall refund to Sublessee the amount of Sublessee's overpayment of Operating Expenses. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

     5.2A   TAX AND TAX FUND PAYMENTS. Commencing with the Term Commencement
Date, Sublessee shall pay to Sublessor as additional rent Sublessee's proportionate share (as may be adjusted as set forth below) of all real estate taxes (including, without limitation, all betterment assessments, amortized over the longest period permitted by law, all reasonable tax abatement costs, all charges in lieu of such taxes and any tax on any fixture installed in the building (including the Sublease Premises) even if taxed as personal property) imposed against the Building and the Lot, prorated with respect to any portion of a calendar year in which the Term of this Sublease begins or ends ("Additional Rent for Taxes"). The term "real estate taxes" for the purpose hereof shall include all gross receipts or similar taxes, if any, imposed or levied upon, assessed against or measured by any Yearly Fixed Rent, Additional Rent or other sum payable hereunder, and all sales, value added, use and similar taxes, if any, at any time levied, assessed or payable on account of the leasing or use of the Sublease Premises; provided, however, that nothing contained in this Sublease shall require Sublessee to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Sublessor or Landlord, or any income, profits or revenue, gift or capital stock tax or charge upon the Yearly Fixed Rent and Additional Rent payable by Sublessee under this Sublease, or any interest or penalties or any real estate taxes (provided Sublessee is not in default in its payments of Yearly Fixed Rent and Additional Rent hereunder).

     Notwithstanding anything to the contrary set forth herein, Sublessee's proportionate share of all real estates taxes imposed against the Building and the Lot shall be recalculated from time to time during the Term of this Sublease to the extent Sublessor is successful in obtaining tax exempt status for the Property or any portion thereof and/or enters into a so called pilot agreement with the City of Boston with respect to the Property if and only if such tax exemption or pilot agreement includes the Sublease Premises. "Pilot agreement" shall mean any agreement entered into by and between Sublessor (or Landlord) and the City of Boston for payment in lieu of taxes due to the Sublessor's (or Landlord's) not-for-profit status. Any payments due under any pilot agreements shall be referred to as "pilot payments". Any recalculation of real estate taxes shall be as follows:

     The sum of:

     (a) For those uses of the Sublease Premises or portions thereof which are attributable to Sublessee's tax exempt or not-for-profit uses, Sublessee's proportionate share of real estate taxes shall be equal to the product of (i) any pilot payments for the Building or any portion thereof times (ii) the fraction, the numerator of which shall be the number of rentable square feet of Sublease Premises used for tax exempt or not-for-profit uses and the denominator of which shall be the number of rentable square feet in the Building which are the subject of the pilot agreement, and

     (b) For retail or for profit uses (that is, any use which is ineligible for tax exempt or not-for-profit status) of the Sublease Premises, Sublessee's proportionate share of real estate taxes shall be equal to the product of (i) tax bill for the portion of the Building used for retail or for-profit uses times (ii) the fraction, the numerator of which shall be the number of rentable square feet of Sublease Premises used for retail or for-profit uses and the denominator of which shall be the number of rentable square feet in the Building used for retail or for-profit uses. Sublessor and Sublessee acknowledge that the proportionate share of real estate taxes due from Sublessee from time to time during the Term of the Sublease may be recalculated as set forth in the preceding sentences.

     Notwithstanding anything to the contrary contained herein, if different tax treatment is accorded by the taxing authorities with respect to vacant space in the Sublease Premises or different tax treatment is accorded by the taxing authorities with respect to office, retail or research and redevelopment uses in the Building or the Main Premises, as the case may be, Sublessee's proportionate share of real estate taxes shall be recalculated from time to time during the Term to reflect such different tax treatment and in all events Sublessee shall be responsible for all real estate taxes attributable to the Sublease Premises.

     To the extent that Sublessor or Landlord receives a refund or reduction with respect to real estate taxes payable by Sublessee under this Sublease after such refund or reduction is actually received by Sublessor, Sublessor, after deducting all reasonable expenses associated therewith, shall pass on to Sublessee its share of such refund or reduction. The forgoing sentence shall survive the expiration or sooner termination of this Sublease.

     Sublessee shall, with each monthly installment of Yearly Fixed Rent, make tax fund payments to Sublessor in the amount of one twelfth (1/12) of the estimated tax due. "Tax fund payments", with respect to any given fiscal year, refer to such payments as Sublessor shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay all payments required from Sublessee pursuant to Section 5.2A for such fiscal year when they become due and payable. The term "fiscal year" shall mean the twelve month period commencing on July 1 and ending on June 30th or such twelve month period designated by the taxing authority for the City of Boston as a fiscal year from time to time. Sublessor, within thirty days after Sublessee's request for a copy of the actual tax bill (the "Tax Bill"), shall furnish Sublessee with a copy of the Tax Bill for each fiscal year during the Term of this Sublease. Tax fund payments shall be paid in equal monthly installments in advance on or before the first day of each calendar month during the Term of the Sublease based upon a statement of Sublessor's good faith estimate of Additional Rent for Taxes provided by Sublessor to Sublessee at least thirty (30) days prior to the first day of the fiscal year (the "Estimated Tax Statement"). Sublessor, in good faith, shall have the right to provide adjusted Estimated Tax Statements during any fiscal year, and in the event Sublessor fails to provide an Estimated Tax Statement thirty (30) days prior to commencement of any fiscal year, Sublessee shall continue to pay Additional Rent for Taxes based upon the immediately preceding Estimated Tax Statement until such time as Sublessor provides Sublessee with a new Estimated Tax Statement. In the event that said tax fund payments were not adequate to pay Sublessee's share of such real estate taxes for a given fiscal year, Sublessee shall pay to Sublessor the amount by which such aggregate is less than the amount of said share, such payment to be made within thirty (30) days after Sublessee's receipt of a notice from Sublessor of such amount together with the applicable Tax Bill and Sublessor's calculation of Sublessee's proportionate share of real estate taxes. Any surplus tax fund payments shall be accounted for to Sublessee after payment by Sublessor of the real estate taxes on account of which they were made, and shall be credited by Sublessor against future tax fund payments or refunded to Sublessee at Sublessee's option. The two immediately preceding sentences shall survive the expiration or sooner termination of this Sublease.

     5.3    UTILITIES.

            (a) Sublessee shall be responsible for and shall pay prior to delinquency all charges for water, electricity, steam, telephone and other utilities and services rendered or supplied to the Sublease Premises. If reasonably possible, all utilities, including electricity (but specifically excluding telephone, which telephone service and lines and installation of lines shall be at Sublessee's sole cost and expense), will be separately metered and provided directly by the utility company. If not, Sublessor may submeter the Subleased Premises. In such event, the cost of the submeter and connecting the utility lines brought to the Subleased Premises to those lines installed in Subleased Premises shall be paid by Sublessee to Sublessor. The foregoing costs may be deducted from the Tenant Allowance. Sublessee shall pay to Sublessor as additional rent
                 (a) all costs and expenses of any such utilities registered by any such submeter and (b) with respect to any such utility that shall not be provided directly by the applicable utility and shall not be submetered, Sublessee's Proportionate Share of the utility expenses (which shall include costs for electrical energy not measured by any such submeter and costs for hot and cold water for ordinary cleaning, toilet, lavatory and drinking purposes, and for all Permitted Uses of Sublease and costs for gas for all Permitted Uses of Sublease) based on the rentable square footage of the Sublease Premises in relation to the rentable square footage of the Building. To the extent that Sublessee does not receive electricity, steam and other utilities (specifically excluding telephones) directly from a third-party utility provider, Sublessor shall cause such utilities to be furnished to the Sublease Premises through the building systems twenty four (24) hours per day, seven (7) days per week.

            (b) By reason of Sublessee's use of condenser water for its HVAC systems, Sublessee shall also pay as additional rent to Sublessor, Sublessee's allocable share of the costs for water produced in total by the central plant of the Building. Sublessee's allocable share of such costs shall be determined by BTU or similar metering or by such other standard industrial practice as Sublessor may reasonably employ.

            (c) Sublessee acknowledges that it is installing certain equipment that shall serve the Sublease Premises exclusively and that the electricity consumed by such equipment shall be measured by a meter of submeter. The cost of the meter or submeter and installation of the meter or submeter shall be at Sublessee's sole cost and expense. The foregoing costs may be deducted from the Tenant Allowance.

     Sublessor shall not be liable in any way to Sublessee for any failure or defect in the supply or character of electrical energy furnished to the Sublease Premises by reason of any requirement, act or omission of the public utility or utility provider serving the Building with electricity unless due to the negligent act or omission of Sublessor. Sublessee's use of electrical energy in the Sublease Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Sublease Premises as of the Term Commencement Date. Sublessee agrees that it will not make any alteration to the electrical equipment in the Sublease Premises without the prior written consent of Sublessor in each instance first obtained in accordance with the provisions of Section 8 and 9 hereof. Sublessee, at its own expense, shall replace all light fixtures, bulbs, tubes, lamps, lenses, globes, ballasts and switches initially installed by Sublessor. If Landlord or Sublessor reasonably determines that Sublessee is using water and/or utilities in excess of standard research and development tenants or using a disproportionate amount of water and/or utilities in relation to other tenants or occupants in the Building, Sublessor may assess Sublessee as additional rent charges for such excessive consumption of water and/or utilities (collectively, "Excess Utilities"). Sublessee shall pay all bills and/or invoices for Excess Utilities within thirty (30) days after receipt of a bill and/or invoice.

     5.4 INTERRUPTION OR CURTAILMENT OF SERVICES. Landlord and Sublessor reserve the right to interrupt, curtail, stop or suspend the furnishing of services and the operation of Building systems, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of Landlord or Sublessor desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord or Sublessor, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. Notwithstanding anything contained herein to the contrary, rent hereunder shall abate if the entire Sublease Premises are rendered untenantable for thirty (30) consecutive business days, Sublessee does not use any portion of the Sublease Premises and such interruption of services is due to Sublessor's negligence or omission or willful misconduct and not caused by Sublessee's negligence, omission or willful misconduct. Except where impossible due to emergency conditions or conditions beyond Landlord's or Sublessor's control, Sublessor agrees to use reasonable efforts to provide Sublessee with advance notice of any such interruptions, curtailments, stoppages and suspensions of service or Building systems. Neither Landlord nor Sublessor shall have any responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

     5.5 PAYMENT TO MORTGAGEE. Sublessor reserves the right to provide in any mortgage given by it of the Main Premises that some or all rents, issues, and profits and all other amounts of every kind payable to Sublessor under this Sublease shall be paid directly to mortgagee for Sublessor's account and Sublessee covenants and agrees that it will, after receipt by it of written notice from Sublessor designating such mortgagee to whom payments are to be made by Sublessee, pay such amounts thereafter becoming due directly to such mortgagee until excused therefrom by written notice from such mortgagee.

     5.6 UTILITY DEREGULATION. To the extent permitted by law, Sublessor or Landlord shall have the right at any time and from time to time during the Term to contract for or purchase electrical service from any company or third party providing electricity services (the "Electricity Service Provider"). Sublessee agrees to cooperate with Landlord, Sublessor and the Electricity Service Provider and at all times and, as reasonably necessary, shall allow Landlord, Sublessor, and the Electricity Service Provider reasonable access to any electrical lines, feeders, risers, wiring and any other such machinery within the Sublease Premises. Landlord and Sublessor shall not be liable or responsible for any loss, damage, or expense that Sublessee may sustain or incur by reason of any change, failure, interference, disruption or defect in the supply or character of the electric energy furnished to the Sublease Premises, or if the quantity or character of the electric energy supplied by the Electricity Service Provider is no longer available or suitable for Sublessee's requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Sublessee to any abatement or diminution of rent, or relieve Sublessee from any of its obligations under the Sublease.

     5.7 HVAC SERVICES. It is Sublessor's intention that there shall be a separate HVAC system serving each floor within the Building. Sublessee hereby agrees that any such HVAC system exclusively serving the Sublease Premises (or a portion thereof) shall be maintained and repaired at the sole cost and expense of Sublessee (or at Sublessor's election, such system may be maintained and repaired by Sublessor and the cost of such maintenance and repair shall be charged to Sublessee as additional rent) and in such a manner so it is in good working condition during the Term and upon the expiration or sooner termination of this Sublease (provided that, notwithstanding anything to the contrary contained in this Sublease, with respect to any replacement to or of any HVAC system, exclusively serving the Sublease Premises (or a portion thereof), to the extent the cost of such replacement should be considered to be a capital expenditure under GAAP, (i) Sublessor shall make such replacement, (ii) the capital expenditure shall be amortized, with interest at the prime rate, over its estimated useful life according to GAAP and (iii) Sublessee shall reimburse Sublessor as additional rent an amount equal to the product of (x) the cost of the capital expenditure (together with interest as set forth above in Section 5.2) times (y) a fraction, the numerator of which shall be the number of years remaining in the Term (as it may be extended pursuant to Section 2.4 hereof) and the denominator of which shall be the number of years over which the capital expenditure shall be amortized). Any payments to be made as additional rent in the preceding clause (iii) shall be made in equal installments at the commencement of each lease year remaining in the Term (as it may be extended pursuant to Section 2.4 hereof). By way of example, if the replacement of an HVAC system exclusively serving the Sublease Premises (or a portion thereof) is $60,000 and is amortized over ten (10) years and there are three (3) lease years remaining in the Term (as it may be extended pursuant to Section 2.4 hereof), Sublessee shall pay at the commencement of each lease year remaining in the Term as additional rent $6,000 (together with interest as aforesaid). To the extent that an HVAC System serving the Sublease Premises (or a portion thereof) serves other premises as well, Sublessee shall be billed for HVAC services for the whole of the Sublease Premises or that portion of the Sublease Premises which is served by an HVAC system also serving other premises (a "Building HVAC System") as set forth in the next succeeding sentences. To the extent a Building HVAC System serves the Sublease Premises (or a portion thereof), Landlord shall provide HVAC services to the Sublease Premises or that portion of the Sublease Premises during the hours of 8:00 A.M. to 6:00 P.M., and such HVAC services shall either be billed or assessed as additional rent based on (i) readings as recorded by the submeter or (ii) Sublessee's Proportionate Share of the HVAC services. In addition, Landlord shall repair and maintain any such Building HVAC System, the cost of which maintenance and repair shall be charged to Sublessee as additional rent. Any HVAC services required by Sublessee before or after the foregoing hours through a Building HVAC System or any Excess Utilities used by Sublessee shall be at Sublessee's sole cost and expense, Sublessee hereby agreeing to pay within thirty (30) days of receipt of a bill for such Excess Utilities or such overtime HVAC services at overtime rates charged by the Building from time to time (which shall not exceed Sublessor's actual out-of-pocket cost (on a unit cost basis) of providing such HVAC service). In addition, Sublessee shall notify Sublessor and Landlord at least 24 hours in advance of any overtime Building HVAC System services that Sublessee shall require. In addition, should Sublessee's particular use of the Sublease Premises require any additional special temperature controls over the Building standard temperature controls, Sublesses shall be responsible for installing such HVAC systems.

     5.8    SUBLESSOR SERVICES.

            (a) DOMESTIC WATER. Sublessor shall furnish or cause Landlord to furnish twenty-four (24) hours per day, seven (7) days per week, hot and cold water to the Sublease Premises (and to lavatories in common areas) for ordinary cleaning, toilet, lavatory and drinking purposes (in each case, as contemplated by, and in accordance with the specifications therefor set forth on Exhibit F-2 hereof).

            (b)  REPAIRS AND OTHER SERVICES. Except as otherwise provided in
                 Article 14, and subject to Sublessee's obligations in Article 10 and Section 5.7 or as otherwise agreed in writing by the parties hereto, Sublessor shall (a) keep and maintain in good operating condition the Building's sanitary, electrical, elevator, heating, air conditioning, ventilation, vacuum, water, sewer, plumbing, mechanical, fire safety and other systems (specifically excluding (except to the extent otherwise provided in Section
                 5.7 hereof) those systems used exclusively by Sublessee or individual lessees or occupants in the Building), (b) provide cleaning services to the common areas of the Building according to the cleaning standards generally prevailing in comparable research, development buildings in the City of Boston, (c) keep all driveways, roadways, walkways, if any, on the Property clean, and remove all snow therefrom and cause the Landlord to do the same with respect to the Parking Facility, and (d) provide grounds maintenance to all landscaped areas according to the standards generally prevailing in comparable research/development buildings in the City of Boston. Sublessor shall also provide to the Sublease Premises and to Sublessee,
                 (A) twenty-four (24) hours per day, seven (7) days per week elevator service (through 2 passenger elevators) and (B) during hours of 9:00 A.M. to 5:00 P.M., Monday through Friday (excluding all federal and state and municipal holidays), use of the Building's loading docks and freight elevators subject to periods of disuse. Sublessor's maintenance obligations and Force Majeure Delays.

     5.9 ADDITIONAL RENT. All payments due from Sublessee to Sublessor, Landlord, and/or any third party and/or provider including without limitation Additional Rent. Additional Rent for Taxes, utility expenses, Parking Rent, charges for the emergency generator as set forth in Exhibit E hereto, and all other costs and expenses incurred by or assessed against Sublessee hereunder shall constitute "additional rent" for purpose of this Sublease. Sublessee hereby agrees to pay as additional rent. Sublessee's Proportionate Share of actual out-of-pocket costs incurred for the installation, maintenance and operation by Sublessor of the emergency generator and the use by Sublessee of the emergency generator as described herein and in the Work Letter Agreement.

6.   CHANGES OR ALTERATIONS BY SUBLESSOR

     Sublessor reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Sublessee therefor or otherwise affecting Sublessee's obligations under this Sublease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Sublease Premises with respect to those repairs that Sublessor is required or permitted to make pursuant to the express terms of this Sublease) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that except in cases of emergency, Sublessor's exercise of its rights hereunder shall
(A) not compromise any security system installed by

Sublessee and approved by Sublessor (if its approval is hereunder), (B) be done after giving reasonable prior notice to Sublessee and (C) (i) shall be done in a manner consistent with the maintenance of the Building as a good quality research/development building (by reference to other comparable research/development buildings in the Boston University Medical Campus), (ii) shall not reduce the usable floor area of the Sublease Premises and (iii) shall not (other than to a de minimis extent) adversely affect Sublessee's use of the Sublease Premises for the Permitted Uses (including, without limitation, Sublessee's access thereto). Nothing contained in this Article shall be deemed to relieve Sublessee of any duty, obligation or liability of Sublessee with respect to making or causing to be made any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Neither this Sublease nor any use by Sublessee shall give Sublessee any right or easement to use, or the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such door, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord or Sublessor without notice to Sublessee and without affecting the obligation of Sublessee hereunder or incurring any liability to Sublessee therefor.

7.   FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY SUBLESSEE

     Except as otherwise expressly provided in Section 3.1A hereof or this
Section 7, all fixtures, equipment, improvements and appurtenances attached to or built into the Sublease Premises prior to or during the Term, whether by Sublessor at its expense or at the expense of Sublessee (either or both) or by Sublessee shall be and remain part of the Sublease Premises and shall not be removed by Sublessee at the end of the Term unless otherwise expressly provided in this Sublease. Except as otherwise expressly provided in Section 3.1A hereof or this Section 7, where not permanently affixed to the Sublease Premises, and if furnished and installed by and at the sole expense of Sublessee (but specifically excluding all items paid for by the Tenant Allowance ), all removable electrical fixtures, cables, carpets, hoods and equipment, drinking or tap water facilities, furniture, or trade fixtures or business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Sublessor will be, removed by Sublessee upon the condition that such removal shall not damage the Sublease Premises or the Building or any building systems serving the Sublease Premises or Building, or create an unsafe condition, and that any damage to the Sublease Premises or the Building arising from such removal shall be promptly repaired by Sublessee in a manner satisfactory to Sublessor subject to Sublessor's rights pursuant to Article 15 of this Sublease. The obligations of Sublessee under the foregoing sentence shall survive the expiration or sooner termination of this Sublease.

8.   ALTERATIONS AND IMPROVEMENTS BY SUBLESSEE

     Except as otherwise expressly provided herein, Sublessee shall make no alterations, installations, removals, additions or improvements in or to the Sublease Premises without Sublessor's prior written consent and then only by contractors or mechanics approved by

Sublessor. No installations or work shall be undertaken or begun by Sublessee until Sublessor has approved written plans and specifications therefor, and no amendments or additions to such plans and specifications shall be made without prior written consent of Sublessor. Any such work, alterations, installations, removals, additions and improvements shall be done at the sole expense of Sublessee and at such times and in such manner as Sublessor may from time to time designate. If sublessee shall make any alterations, decorations, installations, removals, additions or improvements which Sublessee may, under
Article 3 or 7 remove, then Sublessor may elect, at the time of approval thereof, to require Sublessee at the expiration of this Sublease to remove the same and to deliver to Sublessor the Sublease Premises to the same condition as existed at the Term Commencement Date.

     Notwithstanding anything contained herein to the contrary and provided Sublessee is not in default (after the expiration of all applicable notice and cure periods) under the terms and conditions of this Sublease, Sublessee may make non-structural alterations without the consent of Sublessor (being alterations which do not affect the structure of the Building and/or any Building systems including the mechanical, plumbing or electrical systems serving the Building) which are less than $10,000.00 in any one instance, provided, however, that (a) Sublessee shall provide Sublessor with not less than thirty (30) days prior written notice before commencing such alterations and copies of all permits necessary for such alternations, (b) said notice shall contain a certification by Sublessee that such alteration (i) is a non-structural alteration (for purpose of this Sublease ) and (ii) shall not cost more than $10,000.00, and (c) such alterations are performed in accordance with the terms of this Sublease. All structural alterations (regardless of the cost) and all non-structural alterations costing $10,000.00 or more are subject to Landlord's prior written consent. With respect to those consent and approval rights of Sublessor set forth in Section 8 hereof, provided there is no default (after the expiration of all applicable notice and cure periods) under this Sublease, Sublessor shall not unreasonably withhold, delay or condition its consent or approval so long as the proposed alterations and/or the architect, engineer or other applicable persons or entities selected by Sublessee to undertake the proposed alterations, are consistent with the quality of the Building (including the Base Building Work), shall not violate any applicable laws, shall maintain harmonious labor relations and shall not interfere with the structural integrity and/or structural elements of the Building, operations and rights of other occupants and tenants within the Building or any other construction in or about the Building. In addition, Sublessee shall reimburse Sublessor for all reasonable cost incurred by Sublessor in reviewing any plans and specifications and contracts necessary to undertake such proposed alterations and for all construction supervising fees, expenses and costs.

9. SUBLESSOR'S CONTRACTORS - MECHANICS' AND OTHER LIENS - STANDARD OF SUBLESSEE'S PERFORMANCE - COMPLIANCE WITH LAWS

     Whenever Sublessee shall make any alterations, decorations, installations, removals, additions or improvements or do any other work in or to the Sublease Premises, Sublessee shall strictly observe the following covenants and agreements:

     a. In no event shall any materials or equipment (other than freestanding equipment installed on or before the Term Commencement Date or after-acquired freestanding equipment) be incorporated in or added to the Sublease Premises in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed against the Sublease Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Sublessee shall be discharged by Sublessee within ten (10) days thereafter, at the expense of Sublessee, by filing the bond required by law or otherwise. If Sublessee fails so to discharge any lien, Sublessor may do so at Sublessee's expense and Sublessee shall reimburse Sublessor for any expense or cost incurred by Sublessor in so doing within ten (10) days after rendition of a bill therefor.

     b. All installations or work done by Sublessee under this or any other Article or this Sublease shall be at its own expense (unless otherwise expressly provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof: (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) plans and specifications prepared by and at the expense of Sublessee theretofore submitted to Sublessor for its prior written approval (subject to the provisions of Article 8).

        Sublessee shall procure all necessary permits before undertaking any work in the Sublease Premises; do all such work in a good and workmanlike manner employing materials of good quality and complying with all governmental requirements, and defend, save harmless, exonerate and indemnify Landlord and Sublessor from all injury, loss or damage to any person or property occasioned by or growing out of such work.

10.  REPAIRS AND SECURITY BY SUBLESSEE

     Sublessee shall keep or cause to be kept all and singular the Sublease Premises neat and clean and maintain in such good repair, order and condition as the same are in on the Term Commencement Date or may be put in during the Term hereof, reasonable use and wear thereof and damage by fire or casualty excepted. Without limiting the generality of the foregoing, sublessee shall replace all windows of the Sublease Premises with glass of the same quality whenever broken. Sublease shall provide cleaning services to the Sublease Premises according to cleaning standards generally prevailing in comparable research and development buildings in the City of Boston and according to any cleaning specifications adopted by Landlord or Sublessor from time to time during the Term of the Sublease.

     Subject to Sublessor's rights pursuant to Section 15.4 of the Sublease, (a) Sublessee shall make, as and when needed as a result of misuse by, or neglect or improper conduct

(including, without limitation, the placement of any weight exceeding floor load) of Sublessee or Sublessee's servants, contractors, employees, agents, invitees or licensees or otherwise, all repairs in and about the Sublease Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work, and (b) Sublessee shall replace, keep and maintain in good operating condition all systems exclusively serving the Sublease Premises including any separate heating and air conditioning system serving the Sublease Premises, if any such separate system is installed (subject to the terms and provisions of Section 5.7 hereof), all plumbing and sewage facilities within the Sublease Premises (including all such facilities outside of the Sublease Premises, but exclusively serving the Sublease Premises), any other mechanical and electrical or other special systems and equipment wherever located if such systems and equipment were installed at Sublessee's request or service exclusively the Sublease Premises, fixtures, interior walls, floors, ceilings and sign within Sublease Premises and (c) Sublessee shall replace and repair all damage to the Building and any Building systems caused by Sublessee or their contractors, agents, invitees or employees.

11.  INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

     11.1 INSURANCE. Sublessee shall maintain at its sole expense (a) Comprehensive Public Liability Insurance naming Landlord, Sublessor, Sublessee and (whenever Landlord or Sublessor shall so request) any mortgagee as additional insureds against all claims and demands for injury to or death of persons or damage to property which may be claimed to have occurred upon the Sublease Premises in amounts not less than Five Hundred Thousand Dollars ($500,000) for property damage, One Million Dollars ($1,000,000) for injury or death of one person, and Three Million Dollars($3,000,000) for injury or death of more than one person in a single accident, and from time to time thereafter in such higher amounts, if procurable, as may be reasonably required by Landlord or Sublessor or a mortgagee or lender or any successor or replacement lender and are customarily carried by responsible office, research and development [and laboratory] tenants in the City of Boston, and (b) so-called contents and improvements insurance adequately insuring all property belonging to or removable by Sublessee and situated in the Sublease Premises.

     11.2 CERTIFICATES OF INSURANCE. Such insurance shall be effected with insurers authorized to do business in Massachusetts under valid and enforceable policies, and such policies shall name Landlord, Sublessor, Sublessee and any additional parties designated by Landlord or Sublessor pursuant to Section 11.1 as the insureds as their respective interests appear. Such insurance shall provide that it shall not be canceled without at least thirty (30) days prior written notice to each insured named therein. On or before the Term Commencement Date and thereafter prior to the expiration of each expiring policy, original copies of the policies provided for in Section 11.1 issued by the respective insurers, or certificates or binders of such policies setting forth in full the provisions thereof and issued by such insurers, shall be delivered by Sublessee to Landlord and Sublessor and certificates as aforesaid of such policies shall upon request of Landlord and Sublessor be delivered by Sublessee to the holder of any mortgage affecting the Sublease Premises.

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

     11.3 GENERAL. Sublessee shall save landlord and Sublessor harmless, and shall exonerate and indemnify Landlord and Sublessor, from and against any and all claims, liabilities or penalties assured by or on behalf of any person, firm, corporation or public authority:

     a. On account of or based upon any injury to person or loss of or damage to property sustained or occurring on the Sublease Premises on accounts of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord or Sublessor or their respective agents.);

     b. On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Sublease Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Sublease Premises) arising out of the use or occupancy of the Building or Sublease Premises by Sublessee, or any person claiming by, through, or under Sublessee, unless such injury, loss or damage arose out of or resulted from the act, omission, fault, negligence or misconduct of Landlord or Sublessor;

     c. On account of or based upon (including monies due on account of) any work or thing whatsoever done in the Sublease Premises during the Term of this Sublease, and

     d. On account of or resulting from the failure of Sublessee to perform and discharge any of its covenants and obligations under this Sublease;

and, in respect of any of the foregoing items (a)-(d), from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case of any action or proceeding brought against Landlord or Sublessor by reason of any such claim, Sublessee upon notice from Landlord or Sublessor shall at Sublessee's expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord or Sublessor, as the case may be, it being agreed that such counsel as may act for insurance underwriters of Sublessee engaged in such defense shall be deemed satisfactory.

     11.4 PROPERTY OF SUBLESSEE. In addition to and not in limitation to the foregoing, Sublessee covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Sublease Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, during the Term of this Sublease, shall be at the sole risk and hazard of Sublessee, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by Sublessor or Landlord.

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

     11.4A RELEASE AND WAIVER OF SUBROGATION. Each of Sublessor and Sublessee (the "damaged party") hereby releases the other party (the "released party") from any liability to the damaged party on account of any damage to the damaged party's property arising out of any casualty or other loss included within a standard form of "all-risk" property insurance policy used in the Commonwealth of Massachusetts (or, if the coverage provided thereby is broader, the fire and casualty insurance actually carried by the damaged party), excepting, however, any damage which is the result of the fault of negligence of the released party or its employees, contractors, agents or invitees. Neither Sublessor nor Sublessee shall obtain or accept any insurance policy which would be invalidated by or would conflict with such release; except that either of the Sublessor or Sublessee shall have the right to obtain a policy of insurance that would be invalidated by or would conflict with such release (and, the release shall not apply with respect to damage covered by such a policy), if it is no longer possible for such party procuring the insurance in question to obtain a policy which would not be invalidated and would not conflict with such release, and such party so notifies the other party.

     11.5 BURSTING OF PIPES, ETC. Neither Landlord nor Sublessor shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness or by any other cause of whatever nature, unless caused by or due to the willful misconduct or gross negligence of Landlord, Sublessor or their respective agents, servants or employees; nor shall Landlord, Sublessor or their respective agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord or Sublessor be liable for any latent defect in the Sublease Premises or in the Building unless Sublessee provides Sublessor with written notice of such latent defect not more than six (6) months after the Term Commencement Date and Sublessor fails to diligently repair it.

     11.6 REPAIRS AND ALTERATIONS - NO DIMINUTION OF RENTAL VALUE. Except as otherwise provided in Article 14, there shall be no allowance to Sublessee for diminution of rental value and no liability on the part of Sublessor by reason of inconvenience, annoyance or injury to Sublessee arising from any repairs, alterations, additions, replacements or improvements made by Sublessor, Sublessee or other in or to any portion of the Building or Sublease Premises, or in or the fixtures, appurtenances, or equipment thereof, or for failure of Landlord, Sublessor or their respective other to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Sublease Premises, or in or to the fixtures, appurtenances or equipment thereof, provided however that any such work preformed by or on behalf of Sublessor shall be subject to the provisions of Section 13.2 and Article 6.

     11.7 SUBLESSOR'S INSURANCE. Sublessor, throughout the Term, shall keep or cause the Landlord to keep the Building insured for the "full replacement value" thereof against loss or damage by perils customarily included under standard "all-risk" policies. In addition, throughout the Term, Sublessor shall maintain or cause the Landlord to maintain commercial general liability insurance, with respect to the Building and the Lot and the conduct or operation of business therein or thereon, with limits of not less than One Million ($1,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence and Three Million ($3,000,000.00) Dollars in the annual aggregate. Within thirty (30) days after request, Sublessor shall deliver to Sublessee certificates of insurance, showing that the insurance required to be maintained pursuant to the foregoing provisions of this Section 11.7 is in force. All policies may be part of any blanket policies carried by Landlord or Sublessor and shall be issued by insurers authorized to do business in Massachusetts under valid and enforceable policies.

12.  ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

     Sublessee covenants and agrees that neither this Sublease nor the term and estate hereby granted nor any interest herein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily or by operation of law), and that neither the Sublease Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Sublessee, or used or occupied, or permitted to be used or occupied, or utilized for any reason whatsoever, by anyone other than Sublessee, or for any use or purpose other than as permitted hereunder, or be sublet, or offered or advertised for subletting, without prior written consent of Sublessor and Landlord in every case, which consent shall not be unreasonably withheld or delayed.

     Sublessor's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition is unacceptable in the reasonable judgment of Sublessor; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is [substantially] different than the Permitted Use in the reasonable judgment of Sublessor; (4) the proposed transferee is a government agency or occupant of the BioSquare Project (unless the proposed transferee is the Sublessor, pursuant to a proposed Sub-Sublease having the same terms and conditions as this Sublease); (5) Sublessee is in default at the time of such request or effective date of any transfer; or (6) any portion of the Building or Sublease Premises would become subject to additional or different governmental laws or regulations as consequence of the proposed transfer and/or the proposed transferee's use and occupancy of the Sublease Premises. Sublessee acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Sublessor may reasonably withhold its consent to a proposed transfer. Any attempted transfer in violation of the terms of this Section shall, at Sublessor's option, be void. Consent by Sublessor to one or more transfers shall not operate as a waiver of Sublessor's rights as to any subsequent transfers. In addition, Sublessee shall not, without Sublessor's consent, publicly advertise the proposed rental rate for any transfer.

     For purposes of this Sublease, transfer shall mean the assignment (collateral or otherwise), mortgage, sublease, transfer, pledge or encumbrance by Sublessee of this Sublease or any interest therein or the grant by Sublessee of any license, concession or other right of occupancy of the Sublease Premises or any portion thereof. "Transfer" shall also include (a) if Sublessee is a corporation, the dissolution or liquidation of the corporation, or

(b) if Sublessee is a partnership or other entity, the transfer of more than twenty-five percent (25%) of the profit and loss participation in such partnership or entity during the Term of this Sublease (whether or not in one or more transfers) or the dissolution, merger of liquidation of the partnership. If Sublessee is a limited or general partnership (or is comprised of two or more persons, individually or as co-partners), Sublessee shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Sublessor, which consent may be given or withheld in Sublessor's sole discretion.

     Sublessee's sole remedy in the event that Sublessor shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Sublessor grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease. If Sublessor shall exercise any option to recapture the Sublease Premises, or shall deny a request for consent to a proposed assignment or sublease, Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Sublessor by the proposed assignee or Subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

     If Sublessee requests Sublessor's consent to a transfer, Sublessee, together with such request for consent, shall provide Sublessor with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence reasonably satisfactory to Sublessor that the proposed transferee is financially responsible. Notwithstanding Sublessor's agreement to act reasonably under this Section, Sublessor may, within forty-five (45) days after its receipt of all information and documentation required herein, either (1) consent to or reasonably refuse to consent to such transfer in writing; or (2) if Sublessee proposes to sublease or assign the Sublease Premises to a third party, cancel and terminate this Lease with respect to the portion of the Term and Sublease Premises that Sublessee proposes to assign or sublet, upon forty-five (45) days' notice.

     With respect to an assignment or sublease, Sublessor may recapture the portion of the Sublease Premises that Sublessee proposes to assign or sublease the Sublease Premises to a third party. Sublessor must exercise (or forego) its recapture rights within forty-five (45) days of its receipt of Sublessee's sublease/assignment notice. In order to effectuate its recapture rights, Sublessor must terminate the Sublease with respect to that portion of the Sublease Premises which it is recapturing and Sublessee shall have no further obligations with respect to that portion of the Sublease Premises which are recaptured (and there shall be a pro rata reduction in Rent based upon the rentable square footage of the recaptured portion of the Sublease Premises relative to the rentable square footage of Sublease Premises prior to recapture), except as specifically set forth herein, and Sublessee shall at its expense erect, if necessary, a demising wall to separate the remainder of the Sublease Premises from that portion of the Sublease Premises which is being recaptured and to take such other steps as shall be necessary to make the portion of the Sublease Premises that is not being recaptured into a self-contained, lawfully demisable rental unit.

     In addition, with respect to any assignment or sublease (specifically excluding a permitted transfer), all "Excess Rents" from such sublease or assignment shall be paid to Sublessor as additional rent. "Excess Rents" means Sublessee's net profit from the sublease/assignment after first deducting Sublessee's costs (which are reasonable, actual, and documented with no markup) of the subleasing/assignment (including commissions, legal fees, and tenant improvement costs amortized over the entire term of the Sublease (which are reasonable, actual, and documented with no markup) required to induce the Sublessee to sublease or the assignee to accept an assignment.

     In the event Sublessor is requested to consent to an assignment of this Sublease or a subletting of the Subleased Premises including without limitation a permitted transfer as defined below, Sublessee shall pay all costs and expenses in connection with such assignment or subletting, including, without limitation, any reasonable attorneys' fees of Sublessor in connection with its review of the assignment or subletting documents, any cost of renovating, altering or decorating the Subleased Premises for a new occupancy (if Sublessee desires to do the same) and any leasing brokerage fees payable.

     The listing of any name other than that of Sublessee, whether on the doors of the Sublease Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Sublease or in the Sublease Premises or be deemed to be the written consent of Sublessor mentioned in this Article, it being expressly understood that any such listing is a privilege extended by Sublessor revocable at will by written notice to Sublessee.

     If this Sublease is assigned, or if the Sublease Premises or any part thereof is sublet or occupied by anybody other than Sublessee including without limitation a permitted transfer (as defined below), Sublessor may at any time and from time to time, collect rent and other charges from the assignees, subtenant or occupant, and apply the net amount collected to the Rent and other charges herein reserved, but no such assignment, sublease or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Sublessee from the further performance of covenants on the part of Sublessee herein contained, including without limitation, Sublessee's obligation to pay the Yearly Fixed Rent and Additional Rent. The consent by Sublessor to an assignment or subletting or occupancy shall not in any way be construed to relieve Sublessee from obtaining the express consent in writing of Sublessor to any further assignment or subletting or occupancy. The terms and provisions of this paragraph shall apply to a permitted transfer.

     Notwithstanding the foregoing, provided Sublessee is not in default after the giving of notice and the expiration of the applicable grace period set forth herein at the time of any notice or effective date of any transfer, Sublessee shall have the right to make without Sublessor's prior written consent, but with prior written notification to Sublessor, a transfer to (a) a parent, subsidiary, an entity under common control with Sublessee, (b) any entity with which or into which Sublessee may consolidate or merge, or (c) any person or entity acquiring all or substantially all of the assets of Sublessee, provided that, prior to any such transfer, Sublessee shall deliver to Sublessor an agreement in form and substance reasonably satisfactory to Sublessor which contains an appropriate covenant of assumption by such transferee of all obligations arising under this Sublease from and after the effective date of such assignment; and provided further that Sublessee shall have submitted to Sublessor prior thereto financial statements satisfactory to Sublessor evidencing that such transferee has a credit rating equal to or better than Sublessee on the date hereof and has financial resources necessary to fulfill its obligations under the Sublease or the sub-sublease, as applicable. The foregoing (a)--(c) shall be referred to herein as a permitted transfer.

13.  MISCELLANEOUS COVENANTS

     13.1 RULES AND REGULATIONS. Sublessee and its servants, employees, agents, visitors and licensees will faithfully observe such rules and regulations as Landlord or Sublessor hereafter at any time or from time to time may make and may communicate in writing to Sublessee and which in the reasonable judgment of Landlord or Sublessor shall be necessary for the reputation, safety, care or appearance of the Building and/or Lot the proper use of the Building (including the Sublease Premises) for the Permitted Uses, or the preservation of good order therein, or the operation or maintenance of the Building and or Lot, or the equipment thereof, or the comfort of tenants or others in the Building. In the case of any conflict between the provisions of this Sublease and any such Rules and Regulations, the provisions of this Sublease shall control, provided further that (a) nothing contained in this Sublease shall be construed to impose upon Landlord or Sublessor, as the case may be any duty or obligation to enforce such Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and (b) Landlord or Sublessor, as the case may be, shall not be liable to Sublessee for violation of the same by any other tenant or its respective servants, employees, agents, visitors, invitees or licensees.

     13.2 ACCESS TO PREMISES - SHORING. Sublessee shall: (i) permit Landlord or Sublessor to erect, use and maintain pipes, ducts and conduits in and through the Sublease Premises, provided the same does not reduce the floor area or materially or adversely affect the appearance thereof; (ii) with advance oral notice except in cases of emergency, permit Landlord, Sublessor and any mortgagee and its representatives, to have free and unrestricted access to and to enter upon the Sublease Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Sublease Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord or to Sublessor by this Sublease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Sublease Premises all necessary materials tools and equipment); and (iii) with advance oral notice, permit Landlord or Sublessor, at reasonable times, to show the Sublease Premises during ordinary business hours to any mortgagee, prospective purchaser of any interest of Landlord or Sublessor in the Building, prospective mortgagee, or prospective assignee of any mortgage, and during the period of twelve (12) months prior to the termination date to any person contemplating the leasing of the Sublease Premises or any part thereof. If prior to the Termination Date, Sublessee shall have removed all of Sublessee's property therefrom, Sublessor may immediately enter and alter, renovate and redecorate the Sublease Premises, without elimination or abatement of Rent, or incurring liability to Sublessee for any compensation, and such acts shall have no effect upon this Sublease. If Sublessee shall not be personally present to open and permit entry into the Sublease Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord, Landlord's agents or Sublessor must nevertheless be able to gain such entry by contacting a responsible representative of Sublessee, whose name, address and telephone number shall be furnished by Sublessee.

     13.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Sublessee shall give to Sublessor prompt notice of any fire or accident in the Sublease Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Sublease Premises.

     13.4 SIGNS, BLINDS AND DRAPES. Except as otherwise expressly provided in this Sublease, Sublessee shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Sublease Premises without the prior written approval of Sublessor, which approval shall not be unreasonably withheld. Sublessee shall be responsible for obtaining any required sign permits for signs it erects. No blinds may be put on or in any window nor may any Building drapes or blinds be removed by Sublessee. Sublessee may hang its own drapes, provided that they shall not, without the prior written approval of Sublessor, in any way interfere with any Building drapery or blinds or be visible from the exterior of the Building.

     13.5 ESTOPPEL CERTIFICATE. Sublessee shall at any time and from time to time upon not less than ten (10) business days' prior notice by Landlord to Sublessee or by Sublessor to Sublessee, execute, acknowledge and deliver to Landlord or to Sublessor, as the case may be, a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Fixed Rent and Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord or Sublessor is in default in the performance of any covenant, agreement, term, provision or condition contained in this Sublease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of any interest of Landlord or Sublessor in the Building and/or Lot, any mortgagee or prospective mortgagee, any lessee or prospective lessee thereof, any prospective assignee of any mortgage, or any other party designated by Landlord or Sublessor.

     13.6 PROHIBITED ITEMS. Sublessee shall not bring or permit to be brought or kept in or on the Sublease Premises or elsewhere in the Building any hazardous, inflammable, combustible or explosive fluid, material, chemical or substance (except such as are related to

Sublessee's use of the Sublease Premises, provided that the same are stored and handled in a proper fashion consistent with applicable legal standards) or take any action with respect thereto in violation of, or in a manner that would give rise to liability under any applicable law, including without limitation, G.L. c. 21C or 21E.

     13.7 REQUIREMENTS OF LAW - FINES AND PENALTIES. Sublessee at its sole expense shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers (collectively, "Laws" or "Regulations") which shall impose any duty upon Landlord, Sublessor or Sublessee with respect to and arising out of Sublessee's particular use of the Sublease Premises and the duty to comply is not applicable to the Building as a whole. Sublessee's use of the Sublease Premises shall not cause the Building or the Property to exceed any thresholds (reporting or otherwise) imposed by Laws and Regulations. Sublessee shall cooperate with Landlord and Sublessor so that Sublessee's use of the Sublease Premises shall not exceed any such thresholds. Sublessee shall reimburse and compensate Landlord and Sublessor for all expenditures made by, or damages or fines sustained or incurred by, Landlord and Sublessor due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Sublease upon Sublessee's part to be kept, observed, performed or complied with. If Sublessee receives notices of any violation of law, ordinance, order or regulation applicable to the Sublease Premises, it shall give prompt notice thereof to Landlord and Sublessor.

     13.8 SUBLESSEE'S ACTS - EFFECTS ON INSURANCE. Sublessee shall not do or permit to be done any act or thing upon the Sublease Premises or elsewhere in the Building which will invalidate or be in conflict with any customary insurance policies covering the Building and the fixtures and property therein and shall not do, or permit to be done, any act or thing upon the Sublease Premises which shall subject Landlord or Sublessor to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried out on said Sublease Premises or for any other reason. Sublessee at its own expense shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Sublease Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use of the Sublease Premises in a manner which shall increase such insurance rates on the Building or on property located therein, over that applicable when Sublessee first took occupancy of the Sublease Premises hereunder. If by reason of failure of Sublessee to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, then Sublessee shall reimburse Landlord or Sublessor, as the case may be, for that part of any insurance premiums thereafter paid by Landlord or Sublessor, as the case may be, which shall have been charged because of such failure by Sublessee.

     13.9 AUTHORITY. Sublessee warrants and represents that as of the date of this Agreement of Sublease (a) it is a duly organized corporation, validly existing and authorized to do business in the Commonwealth of Massachusetts, (b) it has the authority to enter into and has duly executed this Agreement of Sublease, (c) the execution, performance and delivery by Sublessee of this Agreement of Sublease is within the powers of Sublessee, (d) all written information provided by Sublessee to Sublessor in connection with this Agreement of Sublease is true and accurate,
(e) as of the execution of this Sublease, Sublessee has not transferred (as defined in Article 12 hereof) this Sublease and (f) this Sublease is the legal, valid and binding obligation of Sublessee, enforceable against Sublessee in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles.

     13.10 MISCELLANEOUS. Sublessee shall not suffer or permit the Sublease Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced. Sublessee shall not permit any hole to be drilled or made in any structural part of the Sublease Premises of the Building, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

13A. SUBLESSOR REPRESENTATIONS

     Sublessor warrants and represents that as of the date of this Sublease (a) it is a validly existing non-profit educational corporation under the laws of the Commonwealth of Massachusetts, (b) it has the authority to enter into and has duly executed this Agreement of Sublease, (c) the Main Lease is in full force and effect and has a term longer than the Term (as may be extended pursuant to Section 2.4 hereof) set forth herein, (d) Sublessor is the holder of the tenant's interest under the Main Lease, (e) Sublessor is not in and has not received notice of default under the Main Lease and to the best of Sublessor's knowledge. Landlord is not in default under the Main Lease, (f) the execution, performance and delivery by Sublessor of this Agreement of Sublease is within the powers of Sublessor, and (g) this Sublease is the legal, valid and binding obligation of Sublessor, enforceable against Sublessor in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles.

14.  DAMAGE BY FIRE AND CONDEMNATION

14A. DAMAGE BY FIRE

     In the event of loss of, or damage to, the Sublease Premises or the Building by fire or other insurable casualty, the rights and obligations of the parties hereto shall be as follows:

            (a) If the Sublease Premises, or any part thereof, shall be damaged by fire or other insurable casualty, Sublessee shall give prompt notice thereof to Sublessor, and Sublessor, upon receiving such notice, shall proceed promptly and with due diligence, subject to Force Majeure Delays and Tenant Delays, to repair, or cause to be repaired, such damage. With respect to portions of the Building outside of the Sublease Premises that shall be damaged by fire or other casualty, Sublessor shall proceed promptly and with due diligence, subject to Force Majeure Delays and Tenant Delays, to repair, or to cause to be repaired, such damage after such damage occurs except as otherwise provided herein.

            (b) If the Sublease Premises, or any part thereof, shall be rendered untenantable by reason of such damage, whether to the Sublease Premises or to the Building, Yearly Fixed Rent and Additional Rent shall proportionately (i.e., based on rentable square footage) abate for that portion of the Sublease Premises which is untenantable for the period from the date of such damage to the date when such damage shall have been repaired.

            (c) If, as a result of fire or other insurable casualty, the whole or a substantial part of the Building is rendered untenantable, Sublessor, within ninety (90) days from the date of such fire or casualty, may terminate this Sublease by notice to Sublessee, specifying a date not less than twenty
(20) nor more than sixty (60) days after the giving of such notice on which the Term of this Sublease shall terminate. If Sublessor does not so elect to terminate this Sublease, then Sublessor shall proceed with diligence to repair the damage to the Sublease Premises and all facilities serving the same, and the remainder of the Main Premises which shall have occurred, and the Yearly Fixed Rent and Additional Rent shall meanwhile proportionately abate, all as provided in Paragraph (b) of this Article. Sublessor within one hundred twenty (120) days after the fire or other insurable casualty shall notify Sublessee in writing whether or not, in its reasonable judgment, the Building and the Sublease Premises can be restored to substantially their condition prior to such damage within twelve (12) months of the date of the casualty. If such notification shall state that such restoration cannot be so accomplished, then Sublessee may terminate this Sublease within thirty (30) days from Sublessee's receipt of such notification. Furthermore, if Sublessee does not so terminate the Sublease and if such damage is not repaired and the Sublease Premises and the remainder of the Building restored to substantially the same condition as they were prior to such damage within twelve (12) months from the date of such damage, Sublessee within thirty (30) days from the expiration of such twelve (12) month period or from the expiration of any extension thereof by reason of Force Majeure Delays (the "Casualty Restoration Completion Date"), may terminate this Sublease by notice to Sublessor, specifying a date not more than forty-five (45) days after the giving of such notice on which the term of this Sublease shall terminate (unless Sublessor completes such restoration within forty-five (45) days after receipt of Sublessee's termination notice). The period within which the required repairs may be accomplished shall be extended by the number of days lost as a result of Force Majeure Delays and/or Tenant Delays. Substantial part for purposes of this Section 14A shall mean 40% or more of the Building.

            If Sublessee fails to terminate in accordance within the time periods set forth herein, Sublessee shall have waived its right to terminate.

            (d) If the Sublease Premises shall be rendered untenantable by fire or other casualty during the last year of the Term of this Sublease, Sublessor may terminate this Sublease effective as of the date of such fire or other casualty upon notice to Sublessee given within sixty (60) days after such fire or other casualty.

            (e) With respect to Articles 14A and 14B, Sublessor shall not be required to repair or replace any of Sublessee's trade fixtures, business machinery, equipment, cabinet work, furniture, personal property or other installations or improvements not originally installed by Sublessor or otherwise required to be insured by Sublessee under the terms of this Sublease, or any damage to the Sublease Premises or Building caused by Sublessee, or any damage to the Sublease Premises or Building not covered by condemnation proceeds and no damages, compensation or claim shall be payable by Sublessor for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Sublease Premises or of the Building.

            (f) The provisions of this Article shall be considered an express agreement governing any instance of damage or destruction of the Building or the Sublease Premises by fire or other insurable casualty, and any law now or hereafter in force providing for such contingency in the absence of express agreement shall have no application. Sublessor's obligation hereunder shall be limited to its insurance proceeds.

            (g) In the event of any termination of this Sublease pursuant to this Article, the Term of this Sublease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Termination Date; provided that Sublessor shall within thirty (30) days thereafter refund any prepaid Rent. Sublessee shall have access to the Sublease Premises for a period of thirty (30) days after the date of termination in order to remove Sublessee's personal property.

            (h) Sublessor's architect's certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Sublessee with respect to the performance and completion of any repair or restoration work undertaken by Sublessor pursuant to this Article 14A or Article 14B.

14B. CONDEMNATION

     In the event that the whole or any substantial part of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Sublessor or Sublessee shall be entitled to compensation then (and in any such event) this Sublease and the Term hereof may be terminated at the election of Sublessor by a notice in writing of its election so to terminate which shall be given by Sublessor to Sublessee within ninety (90) days following the date on which Sublessor shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the Sublease Premises or of the means of access thereto or of the parking areas serving the Building, if any (unless replaced without undue delay by substitute facilities within a reasonable walking distance from the Building) shall be so taken, appropriated or condemned so as to substantially interfere with the use of the Sublease Premises, then this Sublease and the term hereof may be terminated at the election of Sublessee by a notice in writing of its election so to terminate which shall be given by Sublessee to Sublessor within sixty (60) days following the date on which Sublessee shall have received notice of such taking, appropriation or condemnation. Substantial part for purposes of this Section 14B shall mean 40% or more of the Building.

            Upon giving of any such notice of termination (either by Sublessor or Sublessee), this Lease and the Term hereof shall terminate as of the date on which Sublessee shall be required to vacate any part of the Sublease Premises or shall be deprived of a substantial part of the means of access thereto. In the event of any such termination, this Sublease and the Term hereof shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Termination Date. If neither party elects to terminate, Sublessor will with reasonable diligence and at Sublessor's expense, restore the remainder of the Sublease Premises and Building, or the remainder of the means of access and parking, to substantially the same condition as practicable obtained prior to such taking, appropriation or condemnation in which event a just proportion of the Yearly Fixed Rent and Additional Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Sublease Premises and the means of access thereto, shall be abated until what remains of the Sublease Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Sublessee hereunder. Except for any separate award specifically reimbursing Sublessee for moving or relocation expenses and Sublessee's personal property, equipment and trade fixtures, there are expressly reserved to Sublessor all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Sublessee does hereby acknowledge that Sublessor shall be entitled to receive and retain all such compensation and damages, grants to Sublessor all and whatever rights (if any) Sublessee may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment with respect thereto as Sublessor may from time to time reasonably request. In the event of any taking of the Sublease Premises or any part thereof for temporary use, (i) this Sublease shall be and remain unaffected thereby, and (ii) Sublessee shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Sublease, such award shall be apportioned between Sublessor and Sublessee as of the Termination Date.

15.  DEFAULT AND ENFORCEMENT

     15.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Sublease and the herein term and estate are upon the condition that if:

     (a) Sublessee shall fail to perform or observe any of Sublessee's covenants herein beyond the applicable grace period set forth herein consisting of the payment when due of Yearly Fixed Rent, Additional Rent, Additional Rent for Taxes, utility expenses, Parking Rent, and/or all other additional rent; or
(b) Sublessee or Guarantor (if any) shall be involved in financial difficulties as evidenced by an admission in writing by Sublessee or Guarantor (if any) of its inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Sublessee or Guarantor (if any) shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors; or (d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Sublessee within thirty (30) days thereafter; or (e) a receiver, sequester, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or a substantial part of Sublessee's property or Guarantor's (if any) property and such appointment shall not be vacated, revoked, terminated or stayed within thirty (30) days thereafter; or (f) any proceeding shall be instituted by or against Sublessee or Guarantor (if any) pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganization, arrangements, compositions or other relief from creditors, and, in the case of any such proceeding instituted against it or Guarantor (if any), if Sublessee or Guarantor (if any) shall fail to have such proceeding dismissed, stayed or vacated within thirty (30) days or if Sublessee or Guarantor (if any) is adjudged bankrupt or insolvent as a result of any such proceeding; or (g) any event shall occur or any contingency shall arise whereby this Sublease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Sublessee, except as expressly permitted under Article 12 hereof; or (h) Sublessee shall fail to maintain the insurance set forth in Section 11.1 hereof; or (i) Sublessee shall grant an interest, assign, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or by operation of law) the Sublease, the Sublease Premises or any portion thereof in violation of Article 12 hereof; or (j) Sublessee shall fail after three (3) business days notice to execute, acknowledge or deliver to Landlord or to Sublessor, as the case may be, the statements or estoppels certificates required in Section 13.5 hereof in addition to the time period already set forth in Section 13.5 hereof; or (k) Sublessee shall fail to comply with, perform or observe any other covenant set forth herein (any of the foregoing, an "Event of Default"), Sublessor may, in a manner consistent with applicable law, immediately or at any time thereafter, without further demand or notice, enter into and upon the Sublease Premises (or any part thereof in the name of the whole), and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or other charges due hereunder or preceding breach of covenant and without prejudice to Sublessee's liability for damages as hereinafter stated), upon such entry, this Sublease shall terminate. The words "re-entry" and "re-enter" as used in this Sublease are not restricted to their technical legal meaning.

     15.2 DAMAGES - ASSIGNMENT FOR BENEFIT OF CREDITORS. For the more effectual securing by Sublessor of the Yearly Fixed Rent, Additional Rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Sublease that if at any time Sublessee shall make an assignment of its property for the benefit of its creditors under the terms of which the debts provable by its creditors shall be debts provable against the estate of insolvent debtors either under the laws of the Commonwealth of Massachusetts or under some law or laws other than the Bankruptcy Act as now or hereafter enacted, then and in any such case the same shall constitute a breach of this Sublease, and the term and estate hereby created shall terminate ipso facto, without entry or other action by Sublessor, and notwithstanding any other provisions of this Sublease, Sublessor shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of Yearly Fixed Rent, Additional Rent or other charges due hereunder or preceding breach of this Sublease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount by which, at the time of such termination of this Lease, (i) the aggregate of the Yearly Fixed Rent and Additional Rent projected over the period commencing with such termination and ending with the Termination Date stated in Section 2.1 exceeds (ii) the aggregate projected rental value of the Sublease Premises for such period and
(b) in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the Sublease Premises, an amount equal to the Yearly Fixed Rent and Additional Rent payable for and in respect of the calendar year next preceding the date of termination, as aforesaid. Upon such termination and to the extent permitted by law, Sublessor may immediately or at any time thereafter, without demand or notice, enter into or upon the Sublease Premises (or any part thereof in the name of the whole), and (without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages thereof) may expel Sublessee and those claiming under Sublessee from the Sublease Premises and remove therefrom the effects of Sublessee and those claiming under Sublessee.

     15.3 DAMAGES - TERMINATION. Upon the termination of this Sublease under the provisions of this Article, and except as herein above in Section 15.2 otherwise provided. Sublessee shall pay to Sublessor the Yearly Fixed Rent and Additional Rent payable by Sublessee to Sublessor up to the time of such termination, and all unpaid interest, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Sublessor as damages, at the election of Sublessor either:

(a) The amount by which, at the time of the termination of this Sublease (or at any time thereafter if Sublessor shall have initially elected damages under Subparagraph (b), below), (i) the aggregate of the Yearly Fixed Rent and Additional Rent projected over the period commencing with such time and ending on the originally scheduled Termination Date as stated in Section 2.1 or Section
2.4 (discounted to net present value using a 7% discount rate) exceeds (ii) the aggregate projected fair market rental value of the Sublease Premises for such period (discounted to net present value using a 7% discount rate), or,

(b) amounts equal to the Yearly Fixed Rent and Additional Rent which would have been payable by Sublessee had this Sublease not been so terminated, payable upon the due dates therefore specified herein following such termination and until the originally-scheduled Termination Date as specified in Section 2.1, provided, however, if Sublessor shall re-let the Sublease Premises during such period, that Sublessor shall credit Sublessee with the net rents received by Sublessor from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Sublessor from such re-letting the expenses incurred or paid by Sublessor in terminating this Sublease, as well as the expenses of reletting, including altering and preparing the Sublease Premises for new tenants, brokers' commissions, and all other similar and dissimilar expense properly chargeable against the Sublease Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Sublease; and provided, further, that (i) in no event shall Sublessee be entitled to receive any excess of such net rents over the sums payable by Sublessee to Sublessor hereunder and (ii) in no event shall Sublessee be entitled in any suit for the collection of damages pursuant to this Subparagraph(b) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Sublessor prior to the commencement of such suit. If the Sublease Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the Yearly

Fixed Rent and Additional Rent received from such re-letting and of the expenses of re-letting.

     Suit(s) for the recovery of such damages, or any installments thereof, may be brought by Sublessor from time to time at its election, and nothing contained herein shall be deemed to require Sublessor to postpone suit until the date when the Term of this Sublease would have expired it if it had not been terminated hereunder.

     Nothing herein contained shall be construed as limiting or precluding the recovery by Sublessor against Sublessee of any sums or damages to which, in addition to the damages particularly provided above, Sublessor may lawfully be entitled by reason of any default hereunder on the part of Sublessee.

     15.4 FEES AND EXPENSES. If Sublessee shall default in the performance of any covenant on Sublessee's part to be performed as in this Sublease contained. Sublessor may immediately, or at any time thereafter, subject (except in case of emergency) to notice and expiration of any applicable grace period which may be contained herein, perform the same for the account of Sublessee. If Sublessor at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum or money, by reason of the failure of Sublessee to comply with any provision hereof, or if Sublessor is compelled to or does incur any expense, including, without limitation, reasonable attorneys' fees, in instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Sublessee hereunder beyond notice and the applicable cure period. Sublessee shall on demand pay to Sublessor by way of reimbursement the sum or sums so paid by Sublessor with all interest, costs and damages. Without limiting the generality of the foregoing, any Yearly Fixed Rent and Additional Rent which is more than ten days in arrears shall bear interest from the due date at the rate of 18% per annum.

     15.5 SUBLESSOR'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Sublessor may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Sublessor may at any time be lawfully entitled, and Sublessor may invoke any remedy (including, without limitation, the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     15.6 GRACE PERIOD. Notwithstanding anything to the contrary in this Article contained, Sublessor agrees not to take any action to terminate this Sublease and Sublessee shall not be deemed in default under this Sublease (except as otherwise set forth in Section 15.4 in cases of emergency) (a) in the case of default by Sublessee as set forth in Section 15.1(a) in the payment when due of Yearly Fixed Rent, Additional Rent, Additional Rent for Taxes, utility expenses, Parking Rent, and/or all other additional rent, if Sublessee shall cure such default within five (5) days after written notice thereof given by Sublessor to Sublessee, or (b) in the case of default by Sublessee in the performance of any covenant as set forth in Section 15.1(l), if Sublessee shall cure such default within a period of thirty (30) days after written notice thereof given by Sublessor to Sublessee (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated

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

in such written notice), or with respect to covenants other than to pay a sum of money within such additional period as may reasonably be required to required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Sublessee) the default is of such a nature that it cannot be cured within such thirty (30) day period, provided, however, that there shall be no extension of time beyond such thirty (30) day period for the curing of any such default unless, not more than ten days after the receipt of the notice of default, Sublessee in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Sublessor of its intention to institute all steps necessary to cure the default and (ii) shall as soon as may be reasonable duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default. All other defaults as set forth in Section 15.1 shall have only those notice and cure periods, if any, as set forth in Section 15.1 hereof. Notwithstanding anything to the contrary contained herein, Sublessor shall not be required to give more than two (2) notices of monetary default in the payment of Yearly Fixed Rent. Additional Rent, Additional Rent for Taxes, utility expenses, Parking Rent, and/or all other additional rent, in any lease year; thereafter may such monetary default shall be automatic without the need for further notice.

16.  END OF TERM - ABANDONED PROPERTY; HOLDOVER

     Upon the expiration or other termination of the Term of this Sublease. Sublessee shall peaceably quit and surrender to Sublessor the Sublease Premises (and all alterations and additions thereto which Sublessee in not entitled or required to remove under the provisions of this Sublease), broom-clean, in good order, repair and condition excepting only reasonable wear and tear and damage by fire or other casualty for which, under other provisions of this Sublease, Sublessee has no responsibility of repair or restoration. Sublessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Sublease. If the last day of the Term of this Sublease or any renewal thereof falls on a day other than a Business Day, this Sublease shall expire on the Business Day immediately preceding.

     Any personal property in which Sublessee has an interest which shall remain in the Building or on the Sublease Premises after the expiration or termination of the Term of this Sublease shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as Sublessor may see fit. Notwithstanding the foregoing, Sublessee will, upon request of Sublessor made not later than thirty (30) days after the expiration or termination of the Term hereof, promptly remove from the Building any personal property or, if any part thereof shall be sold, then Sublessor may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent payable hereunder by Sublessee to Sublessor and any damages to which Sublessor may be entitled under
Article 15 hereof or pursuant to law, with the balance if any, to be paid to Sublessee.

     In the event of holding over by Sublessee after expiration or other termination of this Sublease, occupancy of the Sublease Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Sublessee shall, throughout the entire holdover period, be subject to all the terms and provisions of this Sublease and shall pay for its use and occupancy an amount (on a per diem basis) equal to two hundred percent (200%) of the sum of the Yearly Fixed Rent and Additional Rent (at the rental rate for the period immediately preceding such holdover), and in no event shall such holdover rental be less than the fair market rental for the Sublease Premises. No holding over by Sublessee or payments of money by Sublessee to Sublessor after the expiration of the term of this Sublease shall be construed to extend the Term or prevent Sublessor for recovery of immediate possession of the Sublease Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Sublessee also shall be liable so Sublessor for all damage, including any consequential damage, which Sublessor may suffer by reason of any holding over by Sublessee, and Sublessee shall indemnify Sublessor against any and all claims made by any other tenant or prospective tenant against Sublessor for delay by Sublessor in delivering possession of the Sublease Premises to such other tenant or prospective tenant.

17. SUBLEASE SUBORDINATE; SUBORDINATION TO AND INCORPORATION OF TERMS OF MAIN LEASE

     (a) This Sublease shall be subject and subordinate to any mortgage now or hereafter placed on the Main Premises, or any portions thereof or interest therein. This Section 17 shall be self-operative and no further instrument of subordination shall be required. In furtherance of the foregoing, Sublessee agrees to enter into any subordination and attornment agreement with a third-party lender which may be required by Landlord, Sublessor and any third-party mortgagees or lien holders requesting the execution of such documents within fifteen (15) days of any request. Sublessee agrees to execute and deliver upon request from Landlord. Sublessor and Sublessor's lender a subordination, non-disturbance and attornment agreement in a form substantially attached hereto as Exhibit H.

     (b) This Sublease is in all respects subject and subordinate to the matters to which the Main Lease is or shall be subordinate.

     (c) ASSIGNMENT OF LEASE AND/OR RENTS. With reference to any assignment by Sublessor of its interest in this Sublease and/or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage on the Building, Sublessor and Sublessee agree:

            (i) that the execution thereof by Sublessor and acceptance thereof by such Mortgage shall never be deemed an assumption by such Mortgagee of any of the obligations of Sublessor hereunder, unless such Mortgagee shall, by written notice sent to Sublessee, specifically otherwise elect; and

            (ii) that, except as aforesaid, such Mortgagee shall be treated as having assumed Sublessor's obligations hereunder only upon foreclosure of such Mortgagee's Mortgage and the taking possession of the Subleased Premises after having given notice of its intention to succeed to the interest of Sublessor under this Sublease.

18.  QUIET ENJOYMENT

     Sublessor covenants that if, and so long as, Sublessee keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Sublessee to be kept and performed, Sublessee shall quietly enjoy the Sublease Premises from and against the claims of all persons claiming by, through or under Sublessor subject, nevertheless, to the covenants, agreements, terms, provision and conditions of this Sublease.

     Without incurring any liability to Sublessee, Sublessor may (subject to applicable restrictions imposed upon Sublessee as a consequence of its dealings with federal governmental agencies, so long as Sublessor shall have been given prior notice thereof) permit access to the Sublease Premises and open the same, whether or not Sublessee shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing Sublessee's property or for any other lawful purpose (but this provision and any action by Sublessor hereunder shall not be deemed a recognition by Sublessor that the person or official making such demand has any right or interest in or to this Sublease, or in or to the Sublease Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, county, state or federal governments.

19.  ENVIRONMENTAL INDEMNITY

     (a) Notwithstanding anything to the contrary contained in this Sublease, Sublessee agrees to indemnify, defend and hold harmless Sublessor, Landlord, and their respective parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgements, claims or liens (including without limitation claims or liens imposed under any so-called "Superfund" or other environmental legislation) arising from or in connection with the disposal, improper use, release or discharge of Hazardous Materials which are stored, generated or otherwise brought onto, under, at or adjacent to the Sublease Premises. Building or Property by or at the direction of Sublessee; Sublessee's breach of the provisions of this Sublease relating to Hazardous Materials; or Sublessee's failure to comply with any laws, regulations or ordinances governing Hazardous Materials.

     (b) For the purposes of this Section, the term "Hazardous Materials" shall include without limitation any petroleum product, any flammable, explosive or radioactive material, medical wastes or any oil, any hazardous or toxic waste, substance or material, including without limitation substances defined as "hazardous substances," "solid waste" or toxic substances" under any applicable laws relating to any of the foregoing, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking

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water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, which laws may include, but not be limited to; the Toxic Substance Control Act; the Clean Water Act; the National Environmental Policy Act, as Amended; the Solid Waste Disposal Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; The Hazardous Material Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended; the Emergency Planning and Community Right-To-Know Act, as amended; the Occupational Safety and Health Act, as amended; comparable state laws; and all rules and regulations promulgated pursuant to such laws and ordinances.

     (c) Sublessee hereby acknowledges receipt of the Environmental Report, referred to in Exhibit F attached hereto.

     (d) This Section 19 shall survive the expiration or termination of this Sublease.

20.  ENTIRE AGREEMENT - WAIVER - SURRENDER

     20.1 ENTIRE AGREEMENT. This Sublease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Sublessee acknowledges that all representations and statements upon which it relied in executing this Sublease are contained herein and that Sublessee in no way relied upon any other statements or representations written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Sublease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Nothing herein shall prevent the parties from agreeing to amend this Sublease and the Exhibits made a part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.

     20.2 WAIVER. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Sublease, or (in the case of Sublessor) any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Sublessor of Rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. The failure of Sublessor to enforce any such Rules and Regulations against Sublessee and/or any other tenant or subtenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Sublease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Sublessee or receipt by Sublessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to Sublessor's right to recover the balance of such rent or pursue any other remedy in this Sublease provided.

     20.3 SURRENDER. No act or thing done by Sublessor during the Term hereby demised shall be deemed an acceptance of a surrender of the Sublease Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Sublessor. No employee of Sublessor or of Sublessor's agents shall have any power to accept the keys of the Sublease Premises prior to the termination of this Sublease. The delivery of keys to any employee of Sublessor or of Sublessor's agents shall not operate as a termination of the Sublease or a surrender of the Sublease Premises. In the event that Sublessee at any time desires to have Sublessor underlet the Sublease Premises for Sublessee's account, Sublessor or Sublessor's agents are authorized to receive the keys for such purposes without releasing Sublessee from any of the obligations under this Sublease, and Sublessee hereby relieves Sublessor of any liability for loss of or damage to any of Sublessee's effects in connection with such underletting.

21.  INABILITY TO PERFORM - EXCULPATORY CLAUSE

     Except as otherwise expressly provided in this Sublease, this Sublease and the obligations of Sublessee to pay Rent hereunder and perform all other covenants, agreements, terms, provisions and conditions hereunder on the part of Sublessee to be performed shall in no way be affected, impaired or excused because Sublessor is unable to fulfill any of its obligations under this Sublease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Sublessor is prevented or delayed from doing so by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Sublessor's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department of subdivision thereof or any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each instance of inability of Sublessor to perform, Sublessor shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Sublessee shall neither assert nor seek to enforce any claim for breach of this Sublease against any of Landlord's or Sublessor's assets other than Landlord's or Sublessor's interest in the Building of which the Sublease Premises are a part and in the rents, issues and profits thereof, and Sublessee agrees to look solely to such interest for the satisfaction of any liability of Landlord or Sublessor under this Sublease, it being specifically agreed that in no event shall Landlord or Sublessor (which terms shall include, without limitation, any of the officers, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives, disclosed or undisclosed, of Landlord, Sublessor or any managing agent) ever be personally liable for any such liability. Sublessee specifically agrees and acknowledges that neither Landlord nor Sublessor shall ever be liable for any breaches of the Sublease by Landlord or Sublessor, as the case may be, other than during the period of their respective ownership in the Building. In no event shall Landlord or Sublessor ever be liable for indirect, special, consequential or incidental damages (including without limitation loss of profits, loss or use or loss of goodwill).

22.  BILLS AND NOTICES

     Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Sublessor's or Sublessee's address, shall be deemed to have been duly given when either (a) delivered or served personally (b) three (3) days after mailed in a prepaid envelope, deposited in the United States mails or (c) one (1) day after mailed by a nationally recognized overnight delivery service, as evidence by the records of the courier or delivery service, addressed to the respective party at its address as stated below or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address, provided such changed address is within the United States.

     Notices for purposes of the Sublease shall be as follows:

     If to SUBLESSOR:
     Mr. William J. Gasper
     Associate Vice President for Business Affairs
     Boston University Medical Campus
     Office of Financial and Business Affairs
     715 Albany Street
     Boston, MA 02118

     with a copy to:
     Todd L. Klipp
     Vice President and General Counsel
     Boston University - Office of the General Counsel
     125 Bay State Road
     Boston, MA 02215

     If to SUBLESSEE:
     PRIOR TO TERM COMMENCEMENT DATE:
     Mr. Alexis Borisy
     President and CEO
     CombinatoRx, Incorporated
     801 Albany Street, Suite G02
     Boston, MA 02118
     with a copy to:
     Peter Finn
     Rubin and Rudman, LLP
     50 Rowes Wharf
     Boston, MA 02110

     IF AFTER TERM COMMENCEMENT DATE:
     Mr. Alexis Borisy
     President and CEO
     CombinatoRx, Incorporated
     650 Albany Street
     Boston, MA 02118

     with a copy to:
     Peter Finn
     Rubin and Rudman, LLP
     50 Rowes Wharf
     Boston, MA 02110

     All bills and statements for reimbursement or other payments or charges due from Sublessee to Sublessor hereunder shall be due and payable in full 30 days, unless herein otherwise provided, after submission thereof by Sublessor to Sublessee. Sublessee's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Sublessor at Sublessee's request, reimbursement provided for by this Sublease or for any other sums properly owing by Sublessee to Sublessor, shall be treated as default in the payment of Rent, in which event Sublessor shall have all rights and remedies provided in this Sublease for nonpayment of Rent.

     Sublessee hereby covenants that, prior to the filing of any suit for an alleged default by Sublessor hereunder, it shall give notice to Landlord, Sublessor and all mortgagees whom Sublessee has been notified in writing by Sublessor to hold mortgages or deed of trust liens on the Property, Building or Sublease Premises. Sublessee hereby covenants that Sublessor shall have thirty
(30) days after the receipt of such notice to cure any alleged default.

23.  PARTIES BOUND - SEIZIN OF TITLE

     The covenants, agreements, terms, provisions and conditions of this Sublease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of this Article shall not be construed as modifying the conditions of limitation contained in
Article 15 hereof.

24.  SUBLESSEE EFFORTS REGARDING MINORITY PARTICIPATION

     Sublessee shall comply with applicable federal, state and municipal laws including without limitation all requirements of the First Source Agreement, a copy of which is attached hereto as EXHIBIT G, as they pertain to Sublessee's use and occupancy of the Sublease Premises. In furtherance of the foregoing, Sublessee agrees to cooperate with Sublessor and Landlord to hire and train minority and female workers from the residential area of the City of Boston of which the Building is a part in connection with Sublessee's activities on the Sublease Premises. Sublessee further agrees to cooperate with Sublessor and Landlord to provide opportunities for minority, female and business enterprises based in the area of the City of Boston in which the Building is located when purchasing supplies and equipment. Sublessor and Landlord agrees to assist Sublessee in maximizing opportunities for the minority, female and neighborhood resident labor forces and business communities by identifying such job candidates and businesses with which Sublessee may do business. Sublessee acknowledges that it has an affirmative action policy in accordance with all applicable federal, state and municipal laws and agrees that it will adhere to such policy in connection with its use of the Sublease Premises.

25.  MISCELLANEOUS

     25.1 SEPARABILITY. If any provision of this Sublease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Sublease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

     25.2 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Sublease nor the intent of any provisions thereof

     25.3 BROKER. Each party represents and warrants that it has not directly or indirectly dealt, with respect to the subleasing of space in the Building, with any broker or had its attention called to the Sublease Premises or other space to let in the Building, by any broker other than Thompson Doyle Hennessey & Everest (the "Broker"). Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person or firm, with whom such party has dealt in connection with the execution and delivery of this Sublease or out of negotiations between Sublessor and Sublessee with respect to the subleasing of other space in the Building other than the Broker.

     25.4 GOVERNING LAW. This Sublease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     25.5 TIME OF THE ESSENCE. With respect to all time periods or dates set forth herein, including without limitation, those set forth in Article 3 hereof, time shall be of the essence.

     25.6 NOTICE OF SUBLEASE. Neither party shall record this Sublease in the Registry of Deeds or Registry District, provided however that either party shall at the request of the other, execute and deliver a recordable Notice of this Sublease in the form prescribed by Chapter 183, Section 4 of the Massachusetts General Laws.

     25.7 TRANSFER. Sublessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer to and assumption by such transferee, Sublessor shall be released from any further obligations hereunder, and Sublessee agrees to look solely to such successor in interest of Sublessor for the performance of such obligations.

     25.8 FINANCIAL CAPABILITY. Sublessee acknowledges that the financial capability of Sublessee to perform its obligations hereunder and the financial capability of Guarantor to perform its obligation under the Guaranty are material to Sublessor and that Sublessor would not enter into this Sublease but for its belief, based on its review of Sublessee's and Guarantor's financial statements, that Sublessee and Guarantor are capable of performing such financial obligations. Sublessee and Guarantor hereby represent, warrant and certify to Sublessor that the financial statements previously furnished to Sublessor were at the time given true and correct in all respects and that there have been no material adverse subsequent changes thereto as of the date of this Sublease.

     25.9 NOTICE TO MORTGAGEE. Sublessee hereby covenants that, prior to the filing of any suit for an alleged default by Sublessor hereunder, it shall give Landlord, Sublessor and all mortgagees whom Sublessee has been notified to hold mortgages or deed of trust liens on the Property, Building or Sublease Premises notice and opportunity to cure such alleged default by Sublessor.

     25.10 ATTORNEYS' FEES. In the event that Sublessor should institute any suit against Sublessee for violation of or to enforce any of the covenants or conditions of this Sublease, or should Sublessee institute any suit against Sublessor for violation of any of the covenants or conditions of this Sublease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its reasonable costs and expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

     25.11 SECURITY DEPOSIT. Sublessee, concurrently with the execution of this Sublease, has deposited with Sublessor a deposit (the "Security Deposit") in the amount of Five Hundred Twenty Four Thousand Four Hundred Forty 00/100 Dollars ($524,440.00) to be held by Sublessor without interest as security for the faithful performance and observance by Sublessee of the terms, conditions and provisions of this Sublease, including without limitation the surrender of possession of the Sublease Premises to Sublessor as herein provided. Sublessor shall not be required to maintain the Security Deposit in a separate account. It is agreed that in the event Sublessee defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of rent, Sublessor may apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the Subleased Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Sublessor. The Security Deposit is not to be used or applied by Sublessee as a substitute for rent due any month, but may be so applied by Sublessor at any time at Sublessor's option in the event of a default beyond the expiration of any applicable cure period. The use, application or retention of the Security Deposit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by law and shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. If Sublessor applies or retains any part of the Security Deposit, Sublessee, upon written demand therefor by Sublessor, shall deposit cash with Sublessor in such amount so that Sublessor shall have the full deposit on hand at all times during the term of this Sublease. If Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the balance of the Security Deposit, if any, shall be returned to Sublessee within sixty (60) days after the Termination Date and after the delivery of the entire possession of the Sublease Premises.

     25.11A LETTER OF CREDIT. Sublessor agrees that the Security Deposit may be provided in the form of an unconditional and irrevocable letter of credit (the "LETTER OF CREDIT"), in a form and by an issuing bank approved by Sublessor. The Letter of Credit shall provide that (a) Sublessor can draw upon the Letter of Credit upon presenting a demand letter to the issuing bank stating that Sublessee is in default under the Sublease after expiration of all applicable notice and cure periods or Sublessee has failed to provide a replacement letter of credit acceptable to Sublessor as required under the Sublease, and (b) the Letter of Credit is transferable in whole and not in part by Sublessor to Sublessor's transferee, without Sublessee's approval, should Sublessor transfer or convey its interest in the Premises. The Letter of Credit shall not expire until a minimum of sixty (60) days following the expiration of the term of this Sublease. Sublessor shall have the right, from time to time, without prejudice to any other remedy Sublessor may have on account thereof, to draw on the Letter of Credit on account of, and to apply such drawn amounts to Sublessor's damages arising from, or to cure, any event of default of Sublessee. If Sublessor shall so apply sums drawn on the Letter of Credit, Sublessee shall immediately deliver a replacement Letter of Credit in the same face amount as the original Letter of Credit before it was drawn upon (or, if Sublessor shall have drawn down only a portion of the Letter of Credit, Sublessee shall deliver a replacement Letter of Credit or an amendment to the original Letter of Credit such that the aggregate balance available to be drawn down by Landlord is restored to $524,440.00). If the term of any Letter of Credit held by Sublessor shall expire prior to the expiration date of this Sublease, and it is not extended or a new letter of credit for an extended period of time is not substituted within ten (10) days prior to the expiration date of the Letter of Credit, then Sublessor may make demand for the principal amount of the Letter of Credit and hold such funds in accordance with this Section 25.11 and 25.11A until the expiration date of the term of the Sublease. At any time that Sublessee is in default under the terms of this Sublease, Sublessor may make demand for the principal amount of the Letter of Credit and hold such funds for the balance of the term of the Sublease in accordance with this Section 25.11 and 25.11A. All costs and fees associated with issuing and maintaining the Letter of Credit shall be borne by Sublessee. The Letter of Credit should be issued in the original principal amount of $524,400.00 and provided no event of default exists; at the commencement of the thirteenth month after the Term Commencement

Date, at the commencement of the twenty-fifth month after the Commencement Date, at the commencement of the thirty-seventh month after the Commencement Date and at the commencement of the forty-ninth month after the Commencement Date, the Security Deposit shall be reduced on each such date by an amount equal to $104,888.00.

     25.12 OPTION. In the event that Sublessor has an ownership interest in a new research building to be constructed on the site known as "Biosquare," located south of Albany Street (other than the already existing research building at 650 and 700 Albany Street), and provided that at the time space in such building is being offered to prospective tenants, (1) this Sublease is in full force and effect; (2) no event of default by Sublessee has occurred; and
(3) Sublessee has not assigned or sublet any portion of the Sublease Premises to any person or entity; then Sublessee shall have the option to lease a minimum of two complete floors of space in such building at the rent and on the terms and conditions generally being offered to prospective research tenants therein. In the event Sublessee exercises such option, this Sublease shall terminate, if it has not already expired or been terminated hereunder, effective as of the commencement date of Sublessee's lease in such new building provided that no event of default by Sublessee has occurred.

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this instrument to be executed under seal, all as of the day and year first above written.

                                      SUBLESSOR:

                                      TRUSTEES OF BOSTON UNIVERSITY


                                      By:  /s/ William J. Gasper
                                         --------------------------------------
                                         William J. Gasper, Assistant Treasurer

                                      SUBLESSEE:

                                      COMBINATORX, INCORPORATED


                                      By:  /s/ Alexis Borisy
                                         --------------------------------------
                                      Print Name: Alexis Borisy
                                      Title: President

                                                                   April 5, 2001

                           FIRST AMENDMENT OF SUBLEASE

     THIS FIRST AMENDMENT OF SUBLEASE ("First Amendment of Sublease") dated as of April __, 2001, by and between Trustees of Boston University (hereinafter called "Sublessor") and CombinatoRx, Incorporated (hereinafter called "Sublessee").

                                   WITNESSETH

     WHEREAS, Sublessor and Sublessee entered into that certain Agreement of Sublease (the "Original Sublease") dated January 25, 2001 for approximately 7,492 rentable square feet on the third floor of the building located at 650 Albany Street (the "Original Sublease Premises"); and

     WHEREAS, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee desire to amend the Original Sublease to increase the Original Sublease Premises by an additional 4,278 rentable square feet; and

     WHEREAS, the Original Sublease, as amended by this First Amendment of Sublease, shall be referred to as the "Sublease";

     NOW, THEREFORE, it is hereby agreed by and between the parties hereto that the Original Sublease is amended as follows:

     1. TERMS. Terms not otherwise defined herein shall have the respective meanings prescribed therefor in the Sublease.

     2. SUBLEASE PREMISES. The Additional Sublease Premises shall consist of 4,278 rentable square feet located on the first floor of the Building located at 650 Albany Street (the "Additional Sublease Premises") as shown on Exhibit B-1 attached hereto. The Original Sublease Premises, together with the Additional Sublease Premises, shall be referred to collectively as the "Sublease Premises."

     From time to time during the Term of this Sublease, to the extent that there is storage space available in the Building, and without any obligation on the part of Sublessor to provide storage space, Sublessee and Sublessor may enter into a license for the same with the express understanding that such license is terminable by either party on thirty (30) days notice and further provided that the number of rentable square feet and the location of the storage space may change on thirty (30) days notice from Sublessor to Sublessee. The use of such storage space by Sublessee shall be on all of the same terms and conditions as this Sublease, including without limitation the insurance provisions of this Sublease, except as set forth in this paragraph and except for the rent which shall be mutually agreed to by the parties. To the extent that the parties elect to enter into a license agreement with respect to storage space, the parties shall enter into an agreement memorializing the number of square feet for, the location of and the rent for the storage space and any other terms that the parties agree to. Otherwise, the use of the storage space shall be governed by the terms and conditions of this Sublease.

     3.  TERM OF LEASE.

         a. Section 2.1 of the Original Sublease shall be deleted and substituted with the following:

         2.1 HABENDUM. To have and to hold (A) the Original Sublease Premises for a term of five (5) years commencing on the Term Commencement Date for the Original Sublease Premises (as hereinafter defined) and ending on the day immediately prior to the fifth anniversary thereof; and (B) the Additional Sublease Premises for a term commencing on the Term Commencement Date for the Additional Sublease Premises (as hereinafter defined) and ending on the day immediately prior to the fifth anniversary of the Term Commencement Date for the Original Sublease Premises (the "Term of this Sublease" or "Original Term"), or on such earlier date upon which said Term may expire or be cancelled or be terminated pursuant to any of the conditions of limitation or other provisions of this Sublease or pursuant to law (which date for the expiration, cancellation or termination of the Term hereof shall hereafter be called the "Termination Date").

         b. Section 2.2 of the Original Sublease shall be deleted and substituted with the following:

         2.2 TERM COMMENCEMENT DATE. The Term Commencement Date for (A) the Original Sublease Premises shall be the earlier of (a) the date on which the Original Sublease Premises are deemed ready for occupancy as provided in Section 3.2 or (b) the date on which Sublessee occupies all or any part of the Original Sublease Premises and the Term Commencement Date for (B) the Additional Sublease Premises shall be the earlier of (a) the date on which the Additional Sublease Premises are deemed ready for occupancy as provided in Section 3.2 or (b) the date on which Sublessee occupies all or any part of the Additional Sublease Premises.

     4. OPTION TO EXTEND TERM. Section 2.4 of the Original Sublease shall be amended to add at the end thereof a new paragraph as follows:

         Sublessee shall have the right to exercise the extension option with respect to the entire Sublease Premises and may not exercise the extension option only with respect to a portion of the Sublease Premises.

     5. INITIAL CONSTRUCTION. The first full paragraph of Section 3.1 of the Original Sublease shall be deleted in its entirely and replaced with the following:

         3.1 INITIAL CONSTRUCTION. Sublessor shall perform or cause Landlord to perform the Sublease Improvement as described in the Work Letter Agreement attached hereto as EXHIBIT E (which Work Letter is hereby incorporated herein and made a part hereof). Sublessor shall provide Sublessee with (A) a tenant allowance for the Original Sublease Premises in the amount equal to the number of rentable square feet in the

     Original Sublease Premises times $70.00, which equals $524,440.00 (the "Tenant Allowance for Original Sublease Premises") and (B) a tenant allowance for the Additional Sublease Premises in the amount equal to the number of rentable square feet in the Additional Sublease Premises times $50.00, which equals $213,900.00 (the "Tenant Allowance for the Additional Sublease Premises"). The Tenant Allowance for the Original Sublease Premises and the Tenant Allowance for the Additional Sublease Premises shall be referred to collectively as the "Tenant Allowance." The Tenant Allowance shall be used for those costs incurred in connection with the Sublease Improvements and approved by Sublessor (the "Approved Sublessee Costs") and shall be disbursed in accordance with the provisions of this Sublease. Approved Sublessee Costs may include the following costs: the cost of preparing the Complete Plans (as hereinafter defined); Sublessee's share of the Sublessor's cost of constructing common area walls and corridor serving the third floor (which share is approximately $11,072,00); Sublessee's share of the cost of the emergency generator as further described in Exhibit E attached hereto; and the cost of constructing the Sublease Improvements (as hereinafter defined), including architectural, contracting and engineering fees associated with the Sublease Improvements. Sublessor shall cooperate with, and shall use reasonable efforts to cause its architect and engineer to cooperate with, Sublessee's architect and engineer in connection with the preparation of Sublessee's construction, drawings and specifications for the Sublease Improvements. Sublessee shall cooperate with, and shall use reasonable efforts to cause any architects, engineers and construction drawings and specifications for the Sublease Improvements. Sublessee shall cooperate with, and shall use reasonable efforts to cause any architects, engineers and construction consultants retained by Sublessee to cooperate with, Sublessor's contractor, engineer, architects and subcontractors in connection with the construction of the Sublease Improvements and Base Building Work (as hereinafter defined). Sublessee shall provide to Sublessor for approval (A) with respect to the Original Sublease Premises, no later than February 28, 2001, time being of the essence, and (B) with respect to the Additional Sublease Premises, no later than April 13, 2001, time being of the essence, complete sets of construction drawings and specifications for the Sublease Improvements (the "Complete Plans") prepared at Sublessee's expense by (a) Sublessor's architect or an architect approved by Sublessor and (b) Sublessor's engineer or an engineer approved by Sublessor. The Complete Plans shall include but not be limited to:

          a.  Furniture and Equipment Layout Plans
          b.  Dimensioned Partition Plans
          c.  Dimensioned Electrical and Telephone Outlet Plans
          d.  Reflected Ceiling Plans
          e.  Door and Hardware Schedules
          f.  Room Finish Schedules including wall, carpet and floor tile colors
          g.  Electrical, mechanical, plumbing and structural engineering plans
          h. All necessary construction details and specifications for work not otherwise specified.

     6. PREPARATION TO PREMISES FOR OCCUPANCY. Section 3.2 of the Original Sublease shall be amended to delete the first sentence in its entirely and to substitute the following:

         Sublessor agrees to use reasonable efforts to have the Original Sublease Premises and the Additional Sublease Premises ready for occupancy on or about August 1, 2001, which dates shall, however, be extended for a period equal to that of any delays due to Tenant Delays (as hereinafter defined) and Force Majeure Delays (as hereinafter defined).

     Section 3.2 is further amended to add at the end thereof a new paragraph as follows:

         Sublessee understands and agrees that the Original Sublease Premises and the Additional Sublease Premises may be ready for occupancy on different dates.

     7.  RENT. The amount of "Yearly Fixed Rent" set forth in line 8 of Section
5.1 of the Original Sublease shall be deleted and replaced with "$541,420.00".

     8. ASSIGNMENT, MORTGAGE AND, SUBLET, ETC. The first full sentence of the second paragraph of Section 12 of the Original Sublease shall be amended to delete the period at the end thereof and to add the following:

         "; or (7) the proposed transferee is a not for profit, college or university."

     9. SECURITY DEPOSIT. All references in Section 25.11 and 25.11A of the Original Sublease to the amount "$524,440" shall be deleted and substituted with the following: "$622,834.00." All references in Section 25.11 to the amount of "$104,888.00" shall be substituted with the following: "$124,566.00". A new paragraph shall be added to the end of Section 25.11A as follows:

         Sublessee hereby understands and agrees that the Letter of Credit was issued assuming that the Term Commencement Date shall occur on or about July 1, 2001. As the Term Commencement Date for the Sublease Premises shall occur later than July 1, 2001, Sublessee hereby agrees to amend the Letter of Credit to amend the date set forth therein so that the date set forth in the Letter of Credit reflects the actual Term Commencement Date for the entire Sublease Premises. In addition, if Sublessor incurs any fees and expenses to draw upon the Letter of Credit (including without limitation any travel expenses), Sublessee agrees to pay such fees and expenses as if those fees and expenses were additional rent due under the Sublease.

     10. EXHIBIT E. The amount of "$7,688.00" set forth in Paragraph 6 of Exhibit E of the Original Sublease shall be deleted and substituted with the following "$12,075.00".

     11. REPRESENTATIONS AND WARRANTIES. Sublessee hereby represents and warrants to Sublessor that Sublessee has full authority to execute this First Amendment of Sublease without the joinder or consent of any other party and that Sublessee has not assigned any of its rights, title or interest in or to the Sublease to any other party.

     12. MISCELLANEOUS. This First Amendment of Sublease shall be binding upon and inure to the benefit of Sublessee and Sublessor and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns. This first Amendment of Sublease embodies the entire agreement between the parties relative to the subject matter hereof, and there are no other oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein. This First Amendment of Sublease may be amended only by a written instrument executed by the party or parties to be bound thereby. Sublessor shall have no obligations under this First Amendment of Sublease if there is a default by Sublessee under the Original Sublease or under this First Amendment of Sublease.

     13. BROKERS. Sublessee warrants that it has had no dealings with any broker or agent in connection with this First Amendment of Sublease except for Thompson Doyle Hennessey & Everest, and covenants to pay, hold harmless and indemnify Sublessor from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent, other than such designated broker(s), with respect to this First Amendment of Sublease or the negotiation thereof, arising from a breach of the foregoing warranty.

     14. RATIFICATION. Except as herein specifically amended, the Original Sublease and all of the terms, covenants and provisions thereof are hereby ratified and reaffirmed and shall remain in full force and effect. The First Amendment of Sublease is hereby deemed incorporated in the Original Sublease by reference as of the date hereof; provided, however, in the event of any inconsistencies between this First Amendment of Sublease shall govern and take precedence.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment of Sublease to be executed and delivered by their respective duly authorized officers or representatives, and to take effect as a sealed instrument, as of the date first above written.

                                    SUBLESSOR:

                                    TRUSTEES OF BOSTON UNIVERSITY


                                    By:  /s/ William J. Gasper
                                       -----------------------------------------
                                       William J. Gasper, Assistant Treasurer


                                    SUBLESSEE:

                                    COMBINATORX, INCORPORATED


                                    By:  /s/ Alexis Borisy
                                         ---------------------------------------
                                    Print Name: ALEXIS BORISY
                                    Title: PRESIDENT & CEO

                                                               Gadsby Hannah LLP
                                                                 August 13, 2001

                      AGREEMENT FOR TERMINATION OF SUBLEASE

     This AGREEMENT FOR TERMINATION OF SUBLEASE (the "Agreement") is entered into as of the ____ day of August, 2001 by and between TRUSTEES OF BOSTON UNIVERSITY, a Massachusetts non-profit educational corporation with an address at 715 Albany Street, Boston, Massachusetts 02118 ("Sublessor"), and COMBINATORX, INCORPORATED, _______________ ("Sublessee").

                                    RECITALS

     A. Sublessor and Sublessee entered into that certain Agreement of Sublease dated as of June 1, 2000 ("Sublease") with respect to Sublessee's occupancy of approximately 2,530 rentable square feet of space (the "Subleased Premises") in the building located at 801 Albany Street, Boston, Massachusetts (the "Building").

     B. Sublessee and Sublessor are entering into an even date herewith a Second Amendment of Sublease for 11,572 square feet of space in the building located at 650 Albany Street, Boston, Massachusetts ("Second Amendment").

     C. Sublessee has requested and Sublessor has agreed to terminate the Sublease upon the terms and subject to the conditions set forth herein.

     D. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Sublease.

     NOW, THEREFORE, in consideration of the presents herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublessor and Sublessee agree as follows:

                                    AGREEMENT

         1. RECITALS. The parties acknowledge that the Recitals above set forth are true and correct and are incorporated herein by reference.

         2. SUBLEASE TERMINATION. Provided that there is no earlier Event of Default under the Sublease on the part of the Sublessee and further provided there is no Event of Default under the Sublease on the Termination Date (as hereinafter defined), the Sublease (including without limitation Section 26 of the Sublease) shall be deemed terminated (the "Termination") effective as of the date set forth herein (the "Termination Date") as if the Termination Date was the date originally set forth in the Sublease for expiration of the Term of the Sublease. Effective as of the Termination Date, Sublessee shall have no further rights to use or occupy the Subleased Premises or obligations (except for Sublessee's Surviving Obligations as defined below) with respect to the Subleased Premises. The Termination Date for the Subleased Date for the Subleased Premises shall be 11:59 P.M. on September 30, 2001.

     Upon execution of this Agreement, Sublessor shall have access to the entire Subleased Premises for the purposes of showing the Subleased Premises to prospective tenants.

     The provisions of this Paragraph 1 shall not limit Sublessee's obligation to pay Yearly Fixed Rent, Parking Rent and additional rent accruing prior to the Termination Date in accordance with the terms of the Sublease.

     Should Sublessee default under this Agreement and/or the Second Amendment,
(a) the Agreement shall at the sole option of Sublessor be of no further force and effect and the parties shall have all of their original obligations set forth in the Sublease and/or (b) Sublessor shall have all rights and remedies set forth in this Agreement and the Sublease for any such breach and/or default without any requirement of notice to Sublessee.

         3. SURVIVING OBLIGATIONS. (a) SUBLESSEE. Notwithstanding any provisions herein or in the Sublease to the contrary, the following obligations of Sublessee shall survive the Termination of the Sublease (the "Sublessee's Surviving Obligations"): (1) those obligations which are specified in the Sublease to survive the expiration or earlier termination of the Sublease; (2) the payment of the Yearly Fixed Rent, Parking Rent and additional rent payable by Sublessee pursuant to the Sublease through and including the Termination Date, including without limitation, any final reconciliations (appropriately pro-rated and adjusted as provided in the Sublease) as if the Termination Date was the date originally designated as the last day of the Term of the Sublease;
(3) the obligations of Sublessee regarding yielding-up and hold over of the Subleased Premises as set forth in the Sublease and (4) the obligations of Sublessee under this Agreement.

         (b) SUBLESSOR. Notwithstanding any provisions herein or in the Sublease to the contrary, the following obligations of Sublessor shall survive the termination of the Sublease (the "Sublessor's Surviving Obligations"): (1) those obligations which are specified in the Sublease to survive the expiration or earlier termination of the Sublease; and (2) the obligations of Sublessor under this Agreement.

         4. SURRENDER OF SUBLEASED PREMISES. The Subleased Premises shall be delivered and surrendered by Sublessee to Sublessor on or before the Termination Date in the condition specified herein. On or before the Termination Date, Sublessee shall surrender all keys to the applicable Subleased Premises, remove all of its trade fixtures and personal property in the Subleased Premises, repair all damage caused by such removal, and yield up the Subleased Premises (including all installations and improvements made by Sublessee or Sublessor), broom-clean and in the same good order and repair in which the Subleased Premises were on the execution date of this Agreement, reasonable wear and tear excepted.

     Sublessee shall deliver a certificate of the Department of Public Health regarding the decommissioning of the Subleased Premises and any affected portion of the Building.

         5. RELEASE. As of the Termination Date, Sublessee shall be deemed to have released and forever discharged Sublessor, Community Development Corporation of Boston,

Inc. and their trustees, officers, directors, shareholders, agents, employees, members, managers, attorneys, affiliates, assigns and beneficiaries, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both at law and in equity, which Sublessee now has or ever had regarding the Main Lease, the Sublease or the Subleased Premises, except for the Sublessor's Surviving Obligations as defined in Paragraph 3 herein.

         6. JURISDICTION/VENUE. Sublessor and Sublessee agree that any legal action commenced to interpret or enforce this Agreement, or otherwise arising out of this Agreement, shall be maintained in the Courts of Suffolk County, Massachusetts.

         7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which collectively shall constitute one and the same instrument.

         8. AMENDMENT. This Agreement may not be amended except by a writing signed by both parties.

         9. GOVERNING LAW. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts without regard to conflict of laws.

         10. ENTIRE AGREEMENT. This Agreement represents the entire understanding between the parties with respect to the matters herein contained. The submission of this document shall not be deemed an offer or option.

         11. PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS. The paragraph headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement. The provisions of this Agreement shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Agreement of the words "including", "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including but not limited to ", or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter. All times set forth herein shall be of the essence.

         12. SUBMISSION NOT AN OFFER. The submission of this document for examination, negotiation and execution does not constitute an offer, option or reservation, and this document shall become effective and binding only upon the execution and delivery hereof by both Sublessor and Sublessee.

         13. BIND AND INURE. This Agreement shall be binding upon, and shall inure to the benefit of, Sublessor and Sublessee, and their respective successors and assigns.

         14. SUBLESSEE'S REPRESENTATIONS AND WARRANTIES. Sublessee hereby represents and warrants to Sublessor that Sublessee has full authority to execute this Agreement without the joinder or consent of any other party and that Sublessee has not assigned any of its rights, title or interest in or to the Sublease to any other party. Sublessor hereby represents and warrants to Sublessee that Sublessor has full authority to execute this Agreement without the joinder or consent of any other party. The representations and warranties contained in this paragraph shall survive the termination of the Sublease.

         15. BROKERS. Sublessee and Sublessor represent and warrant to each other that neither has dealt with any broker in connection with the termination of the Sublease. Sublessee and Sublessor each agree to indemnify and hold the other harmless from and against any liability, loss, cost, damage or expense, including attorneys fees and court costs resulting from a breach of the above warranty and representation. The provisions of this paragraph shall survive the termination of the Sublease.

         16. ENFORCEMENT. If either party hereto brings any action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to payment of its reasonable attorneys' fees and costs by the non-prevailing party.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Agreement, under seal, as of the date first above set forth.


                                    SUBLESSOR:

                                    TRUSTEES OF BOSTON UNIVERSITY


                                    By:  /s/ William J. Gasper
                                        ----------------------------------
                                    Name:  William J. Gasper
                                         ---------------------------------
                                    Title: Assistant Treasurer
                                               Trustees of
                                            Boston University
                                          --------------------------------
                                           (Hereunto Duly Authorized)

                                    SUBLESSEE:
                                    COMBINATORX, INCORPORATED


                                    By: /s/  Alexis Borisy
                                        ----------------------------------
                                    Name:     ALEXIS BORISY
                                          --------------------------------
                                    Title:  PRESIDENT & CEO
                                           -------------------------------

                                                                  EXECUTION COPY

                          SECOND AMENDMENT OF SUBLEASE

     THIS SECOND AMENDMENT OF SUBLEASE ("Second Amendment of Sublease") dated as of August __, 2001, by and between Trustees of Boston University (hereinafter called "Sublessor") and CombinatoRx, Incorporated (hereinafter called "Sublessee").

                                   WITNESSETH

     WHEREAS, Sublessor and Sublessee entered into that certain Agreement of Sublease dated January 25, 2001 for approximately 7,492 rentable square feet on the third floor of the building (the "Building") located at 650 Albany Street (the "Original Sublease Premises"); and

     WHEREAS, Sublessor and Sublessee entered into that certain First Amendment of Sublease ("First Amendment of Sublease") dated April 5, 2001 for approximately 4,278 rentable square feet on the first floor of the Building (the "Additional Sublease Premises"); and

     WHEREAS, the Agreement of Sublease, as amended by the First Amendment of Sublease, shall be referred to as the "Original Sublease"; and

     WHEREAS, the Original Sublease, as amended by this Second Amendment of Sublease, shall be referred to as the "Sublease"; and

     WHEREAS, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee desire to amend the Original Sublease to increase the Sublease Premises by an additional 11,572 rentable square feet;

     NOW, THEREFORE, it is hereby agreed by and between the parties hereto that the Original Sublease is amended as follows:

     1. TERMS. Terms not otherwise defined herein shall have the respective meanings prescribed therefor in the Sublease.

     2. SUBLEASE PREMISES. The Additional Sublease Premises shall consist of 11,572 rentable square feet located on the second floor of the Building located at 650 Albany Street (the "Second Amendment Additional Sublease Premises") as shown on Exhibit B-2 attached hereto. The Original Sublease Premises and Additional Sublease Premises, together with the Second Amendment Additional Sublease Premises, shall be referred to collectively as the "Sublease Premises."

     3.  TERM OF LEASE.

         a. Section 2.1 of the Original Sublease shall be deleted and substituted with the following:

         2.1 HABENDUM. To have and to hold (A) the Original Sublease Premises for a term of five (5) years commencing on the Term Commencement Date for the Original Sublease Premises (as hereinafter defined) and ending on August 31, 2006; and (B) the Additional Sublease Premises for a term commencing on July 18, 2001 and ending on August 31, 2006; and (C) the Second Amendment Additional Premises for a term commencing on October 1, 2001 and ending on August 31, 2006 (the "Term of this Sublease" or "Original Term"), or on such earlier date upon which said Term may expire or be cancelled or be terminated pursuant to any of the conditions of limitation or other provisions of this Sublease or pursuant to law (which date for the expiration, cancellation or termination of the Term hereof shall hereafter be called the "Termination Date").

         b. Section 2.2 of the Original Sublease shall be deleted and substituted with the following:

     2.2 TERM COMMENCEMENT DATE. The Term Commencement Date for the Original Sublease Premises shall be the earlier of (a) the date on which the Original Sublease Premises are deemed ready for occupancy as provided in Section 3.2 or
(b) the date on which Sublessee occupies all or any part of the Original Sublease Premises. The Term Commencement Date for the Additional Sublease Premises shall be July 18, 2001. The Term Commencement Date for the Second Amendment Additional Premises shall be October 1, 2001. Collectively, each of the respective Term Commencement Dates shall be referred to herein as the "Term Commencement Date".

         c. Section 2.3 of the Original Sublease shall be amended as follows: the words "fourteen (14)" shall be deleted and the words "forty-six (46)" shall be substituted.

     4. OPTION TO EXTEND TERM. Section 2.4 of the Original Sublease shall be amended to add at the end thereof a new paragraph as follows:

         Sublessee shall have the right to exercise the extension option with respect to the entire Sublease Premises and may not exercise the extension option only with respect to a portion of the Sublease Premises.

     5. CONDITION OF SECOND AMENDMENT ADDITIONAL SUBLEASE PREMISES. Notwithstanding any of the terms and provisions of Sections 3.1 and 3.2 of the Original Sublease, Sublessee hereby acknowledges and agrees that it is taking the Second Amendment Additional Sublease Premises in "as is, where is" condition without any representations or warranties by Sublessor, Sublessee hereby acknowledging and agreeing that it has inspected the Second Amendment Additional Sublease Premises and accepts said Second Amendment Additional Sublease Premises in its current condition.

     6. RENT. The third sentence of Section 5.01 of the Original Sublease shall be deleted and replaced with the following: "For purposes of this Sublease, the Yearly Fixed Rent for the Original Sublease Premises and the Additional Premises shall equal $541,420.00 for each lease year of the Term and the Yearly Fixed Rent for the Second Amendment Additional

Sublease Premises shall equal $659,604.00 for each lease year of the Term", for a total Yearly Fixed Rent for the Sublease Premises of $1,201,024 for each lease year of the Term.

     7. SECURITY DEPOSIT. All references in Section 25.11 and 25.11A of the Original Sublease to the amount "$622,834.00" shall be deleted and substituted with the following: "$734,696.67."

     8. REPRESENTATIONS AND WARRANTIES. Sublessee hereby represents and warrants to Sublessor that Sublessee has full authority to execute this Second Amendment of Sublease without the joinder or consent of any other party and that Sublessee has not assigned any of its rights, title or interest in or to the Sublease to any other party.

     9. MISCELLANEOUS. This Second Amendment of Sublease shall be binding upon and inure to the benefit of Sublessee and Sublessor and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns. This Second Amendment of Sublease embodies the entire agreement between the parties relative to the subject matter hereof, and there are no other oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein. This Second Amendment of Sublease may be amended only by a written instrument executed by the party or parties to be bound thereby. Sublessor shall have no obligations under this Second Amendment of Sublease if there is a default by Sublessee under the Original Sublease or under this Second Amendment of Sublease.

     10. BROKERS. Sublessee warrants that it has had no dealings with any broker or agent in connection with this Second Amendment of Sublease except for GVA Thompson Doyle Hennessey & Everest, and covenants to pay, hold harmless and indemnify Sublessor from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent, other than such designated broker(s), with respect to this Second Amendment of Sublease or the negotiation thereof, arising from a breach of the foregoing warranty.

     11. RATIFICATION. Except as herein specifically amended, the Original Sublease and all of the terms, covenants and provisions thereof are hereby ratified and reaffirmed and shall remain in full force and effect. The Second Amendment of Sublease is hereby deemed incorporated in the Original Sublease by reference as of the date hereof; provided, however, in the event of any inconsistencies between this Second Amendment of Sublease and the Original Sublease, the terms and provisions of this Second Amendment of Sublease shall govern and take precedence.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment of Sublease to be executed and delivered by their respective duly authorized officers or representatives, and to take effect as a sealed instrument, as of the date first above written.

                                     SUBLESSOR:

                                     TRUSTEES OF BOSTON UNIVERSITY


                                     By:
                                        ----------------------------------------
                                        William J. Gasper, Assistant Treasurer


                                     SUBLESSEE:

                                     COMBINATORX, INCORPORATED


                                     By: /s/ Alexis Borisy
                                        ----------------------------------------
                                     Print Name:  ALEXIS BORISY
                                     Title: PRESIDENT & CEO

April 9, 2002


Mr. Alexis Borisy
President and CEO
CombinatoRx, Inc.
650 Albany Street, Floor I
Boston, MA 02118

     RE: AGREEMENT OF SUBLEASE DATED JANUARY 25, 2001 BY AND BETWEEN TRUSTEES OF BOSTON UNIVERSITY AND COMBINATORX INCORPORATED AS AMENDED BY THAT CERTAIN FIRST AMENDMENT DATED APRIL 5, 2001 AND THAT CERTAIN SECOND AMENDMENT DATED SEPTEMBER 19, 2001 (COLLECTIVELY, THE "SUBLEASE")

Dear Alexis,

     Pursuant to our recent discussions, we are willing to amend the above described Sublease provided that there is no event of default at the time of this letter or at the time of the execution of a third amendment of Sublease and provided that the following terms and conditions are satisfied:

     1. CombinatoRx must expend at least $234,000 on improvements to the Sublease Premises, which improvements shall be permanent in nature and satisfactory to Boston University. Such improvements shall be completed on or before July 1, 2002, time being of the essence, and CombinatoRx shall submit paid invoices, a Certificate of Occupancy for the Tenant Improvements, an Architect's Certificate of Substantial Completion and evidence that there are no liens affecting the Premises or the Building.

     2. Upon receipt of the forgoing and a satisfactory inspection of the Sublease Premises by Boston University, provided there is no event of default under the Sublease, the Security Deposit shall be reduced to $500,000. If the foregoing shall occur in accordance with the terms set forth herein, the Security Deposit shall thereafter be reduced to the following aggregate amounts provided there is no event of default under the Sublease as follows:

                  July 1, 2002          $  400,000
                  July 1, 2003          $  300,000
                  July 1, 2004          $  200,000
                  July 1, 2005          $  146,940

         All other terms and conditions of the Sublease shall remain unchanged. If the terms and conditions of this letter are acceptable to you, please sign no later than April 19, 2002 where indicated and we will ask our attorneys to assist in the preparation of a sublease amendment.

Regards,

Michael J. Donovan
Associate Vice President

cc:      Ed Davis, CombinatoRx, Inc.
         William J. Gasper, Associate Vice President, Business Affairs Cynthia Keliher, Gadsby and Hannah
         Richard J. Towle, Senior Vice President
         Stephen A. Williams, Office of General Counsel

AGREED AND ACCEPTED BY:

COMBINATORX INCORPORATED


By: /s/ Edward Davis
   ----------------------------------
        Hereunto Duly Authorized

                           THIRD AMENDMENT OF SUBLEASE

     THIS THIRD AMENDMENT OF SUBLEASE ("Third Amendment of Sublease") dated as of September 11, 2002, by and between Trustees of Boston University (hereinafter called "Sublessor") and CombinatoRx, Incorporated (hereinafter called "Sublessee").

                                   WITNESSETH

     WHEREAS, Sublessor and Sublessee entered into that certain Agreement of Sublease dated January 25, 2001 for Premises in the building (the "Building") located at 650 Albany Street as amended by First Amendment of Sublease dated April 5, 2001 and Second Amendment of Sublease dated August 2001 (collectively, the "Original Sublease"); and

     WHEREAS, the Original Sublease, as amended by this Third Amendment of Sublease, shall be referred to as the "Sublease"; and

     WHEREAS, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee desire to amend the Original Sublease to decrease the Security Deposit as set forth herein;

     NOW, THEREFORE, it is hereby agreed by and between the parties hereto that the Original Sublease is amended as follows:

     1. TERMS. Terms not otherwise defined herein shall have the respective meanings prescribed therefor in the Sublease.

     2. SECURITY DEPOSIT. All references in Section 25.11 and 25.11A of the Original Sublease to the amount "$734,696.76" shall be deleted and substituted with the following: "$400,000.00."

     3. SECURITY DEPOSIT. The last sentence of the first paragraph of Section 25.11A is hereby deleted and the following is substituted in lieu thereof.

     Effective July 1, 2002, the Letter of Credit shall be in the amount of $400,000.00, and provided no event of default exists: (i) on July 1, 2003, the amount of the Letter of Credit shall be reduced to $300,000.00; and
     (ii) on July 1, 2004, the amount of the Letter of Credit shall be reduced to $200,000.00; and (iii) on July 1, 2005, the amount of the Letter of Credit shall be reduced to $146,940.00.

     4. REPRESENTATIONS AND WARRANTIES. Sublessee hereby represents and warrants to Sublessor that Sublessee has full authority to execute this Third Amendment of Sublease without the joinder or consent of any other party and that Sublessee has not assigned any of its rights, title or interest in or to the Sublease to any other party.

     5. MISCELLANEOUS. This Third Amendment of Sublease shall be binding upon and inure to the benefit of Sublessee and Sublessor and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns. This Third Amendment of Sublease embodies the entire agreement between the parties relative to the subject matter hereof, and there are no other oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein. This Third Amendment of Sublease may be amended only by a written instrument executed by the party or parties to be bound thereby. Sublessor shall have no obligations under this Third Amendment of Sublease if there is default a by Sublessee under the Original Sublease or under this Third Amendment of Sublease.

     6. BROKERS. Sublessee warrants that it has had no dealings with any broker or agent in connection with this Third Amendment of Sublease, and covenants to pay, hold harmless and indemnify Sublessor from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent, with respect to this Third Amendment of Sublease or the negotiation thereof, arising from a breach of the foregoing warranty.

     7. RATIFICATION. Except as herein specifically amended, the Original Sublease and all of the terms, covenants and provisions thereof are hereby ratified and reaffirmed and shall remain in full force and effect. The Third Amendment of Sublease is hereby deemed incorporated in the Original Sublease by reference as of the date hereof; provided, however, in the event of any inconsistencies between this Third Amendment of Sublease and the Original Sublease, the terms and provisions of this Third Amendment of Sublease shall govern and take precedence.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment of Sublease to be executed and delivered by their respective duly authorized officers or representatives, and to take effect as a scaled instrument, as of the date first above written.

                                   SUBLESSOR:

                                   TRUSTEES OF BOSTON UNIVERSITY


                                   By: /s/ William J. Gasper
                                      ---------------------------------------
                                      William J. Gasper, Assistant Treasurer


                                   SUBLESSEE:

                                   COMBINATORX, INCORPORATED


                                   By: /s/ Alexis Borisy
                                      ---------------------------------------
                                   Print Name: Alexis Borisy
                                   Title: President & CEO